                                                                   Exhibit 10.22

                                    AMENDMENT

         This is an amendment ("Amendment") of the Contract for Services relating to Medicaid STAR + PLUS for Harris County between the Texas Department of Human Services ("TDHS") and Amerigroup Texas, Inc. ("HMO") executed on August 30, 2002, to be effective on September 1, 2002 ("STAR + PLUS Contract"). TDHS and HMO agree to amend the STAR + PLUS Contract as follows:

     1. Without Cause Termination. Either TDHS or HMO may terminate the STAR + PLUS Contract without cause. The party terminating the STAR + PLUS Contract must give the other party 90 days written notice of intent to terminate. The termination date will be calculated as the last day of the month following 90 days from the date the notice of intent to terminate is received by TDHS. Notwithstanding any other provision of this Amendment of the STAR + PLUS Contract, neither TDHS nor HMO can exercise this termination provision until after midnight on February 28, 2003.

     2.   Transition Period. If either party terminates the STAR + PLUS
          Contract pursuant to Paragraph 1 above, TDHS and HMO must prepare a transition plan, which is acceptable to and approved by TDHS, to ensure that Members are reassigned to other plans without interruption of services. That transition plan shall be implemented during the 90-day period between receipt of notice and the termination date. HMO must continue to perform services under the transition plan until the last day of the month following 90 days from the date of receipt of notice.

     3.   Effective Date. The effective date of this Amendment is September 1,
          2002.

IN WITNESS HEREOF, TDHS and the HMO have each caused this Amendment to be signed and delivered by its duly authorized representative.

AMERIGROUP TEXAS, INC.                       TEXAS DEPARTMENT OF HUMAN SERVICES

By: /s/ James D. Donovan, Jr.                By: /s/ [ILLEGIBLE]
    --------------------------                   ------------------------------
    James D. Donovan, Jr.                        James R. Hine
    President and CEO                            Commissioner

Date: 8/30/2002                              Date: 6/30/02

                                                    TDHS CONTRACT NO. 65M1015HPC
STATE OF TEXAS

COUNTY OF HARRIS

                                AMENDMENT FY03-03
                          TO THE AGREEMENT BETWEEN THE
                       TEXAS DEPARTMENT OF HUMAN SERVICES
                                       AND
                              AMERIGROUP TEXAS INC
                               FOR HEALTH SERVICES
                                     TO THE
                           MEDICAID STAR+PLUS PROGRAM

          THIS CONTRACT AMENDMENT (the "Amendment") is entered into between the TEXAS DEPARTMENT of HUMAN SERVICES ("TDHS") and AMERIGROUP TEXAS INC ("CONTRACTOR"), a health maintenance organization organized under the laws of the State of Texas, possessing a certificate of authority issued by the Texas Department of Insurance to operate as a health maintenance organization, and having its principal office at 2730 North Stemmons Freeway Suite 608, Dallas, Texas. TDHS and CONTRACTOR may be referred to in this Amendment individually as a "Party" and collectively as the "Parties. " The effective date of this amendment is November 1, 2002. The parties agree to amend the Contract as follows:

                        ARTICLE 13.1.2 CAPITATION AMOUNTS

---------------------------------------------------------------------------------
                                                                FY 2003
                                                       Monthly Capitation Amounts
       Member Risk Groups                                 11/1/2002 - 8/31/2003
---------------------------------------------------------------------------------
CBA Waiver Clients-Dual Eligible                              $    1,294.50
---------------------------------------------------------------------------------
CBA Waiver Clients-Medicaid Only                              $    2,917.06
---------------------------------------------------------------------------------
Other Community Clients-Dual Eligible                         $      128.77
---------------------------------------------------------------------------------
Other Community Clients-Medicaid Only                         $      608.43
---------------------------------------------------------------------------------
Nursing Home-Dual Eligible (4 months)                         $      128.77
---------------------------------------------------------------------------------
Nursing Home-Medicaid Only (4 months)                         $      608.43
---------------------------------------------------------------------------------

     This Amendment is executed by the Parties in accordance with Article 15.2 of the Agreement.

             ARTICLE 1. REPRESENTATIONS AND AGREEMENT OF THE PARTIES

     The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

     By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.

POST-IT(TM) brand fax transmittal memo 7671    # OF PAGE 5

To    Bobbie Jo Jones               From    Don Mann
Co.   AMERIGROUP                    Co.     HHSC
Dept.                               Phone # (512)685-3175
Fax # (757)222-2377                 Fax #

TDHS Contract 65M1015HPC

     IN WITNESS HEREOF, TDHS and the CONTRACTOR have each caused this Amendment to be signed and delivered by its duly authorized representative.

AMERIGROUP TEXAS INC                                   TEXAS DEPARTMENT OF HUMAN
                                                                SERVICES

By: /s/ Jim Donovan                                 By: /s/ [ILLEGIBLE]
    ---------------                                     ---------------------
    Jim Donovan                                         James R. Hine
    President                                           Commissioner

Date : 11/4/2002                                    Date:____________________

Approved as to Form:

/s/ K. O.
-------------------------
Office of General Counsel

TDHS Contract 65M1015HPC

                                                    TDHS CONTRACT NO. 65M1015HPC

STATE OF TEXAS

COUNTY OF HARRIS

                                AMENDMENT FY03-04
                          TO THE AGREEMENT BETWEEN THE
                       TEXAS DEPARTMENT OF HUMAN SERVICES
                                       AND
                             AMERIGROUP TEXAS, INC.
                              FOR HEALTH SERVICES
                                     TO THE
                           MEDICAID STAR+PLUS PROGRAM

     THIS CONTRACT AMENDMENT (the "Amendment") is entered into between the TEXAS DEPARTMENT OF HUMAN SERVICES ("TDHS"), an administrative agency within the executive department of the State of Texas, and AMERIGROUP Texas, Inc. ("CONTRACTOR"), a health maintenance organization organized under the laws of the State of Texas, possessing a certificate of authority issued by the Texas Department of Insurance to operate as a health maintenance organization, and having its principal office at 2730 N. Stemmons Freeway, Suite 608, Dallas, Texas 75207. TDHS and CONTRACTOR may be referred to in this Amendment individually as a "Party" and collectively as the "Parties."

     The Parties hereby agree to amend their Agreement as set forth in Article 2 of this Amendment.

                               ARTICLE 1. PURPOSE.

SECTION 1.01 AUTHORIZATION.

     This Amendment is executed by the Parties in accordance with Article 15.2 of the Agreement.

SECTION 1.02 GENERAL EFFECTIVE DATE OF CHANGES.

     This Amendment is effective November 1, 2002.

             ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES

SECTION 2.01 MODIFICATION OF ARTICLE 2, DEFINITIONS

     The following term is added to amend the definitions set forth in Article
2:

                    "EXPERIENCE REBATE PERIOD means each period within the
               Contract Period related to the calculations and settlements of Experience Rebates to TDHS described in Section 13.2. The Contract Period consists of the following Experience Rebate
               Periods:

                         - September 1, 1999 through August 31, 2001 (1st Experience Rebate Period)

                         - September 1, 2001 through August 31, 2002 (2nd Experience Rebate Period)

                         - September 1, 2002 through August 31, 2003 (3rd Experience Rebate Period)

TDHS Contract No. 65M1015HPC

SECTION 2.02 MODIFICATION TO SECTION 13.2, EXPERIENCE REBATE TO STATE

     Section 13.2 is replaced with the following language:

                    "13.2.1     HMO must pay to TDHS an experience rebate for
               each Experience Rebate Period. HMO will calculate the experience rebate in accordance with the tiered rebate formula listed below based on Net Income Before Taxes (excess of allowable revenues over allowable expenses) as set forth in Attachment F. The HMO's calculations are subject to TDHS' approval, and TDHS reserves the right to have an independent audit performed to verify the information provided by HMO.

---------------------------------------------------------
                 GRADUATED REBATE FORMULA
---------------------------------------------------------
Net Income Before Taxes as
   a Percentage of Total
         Revenues              HMO Share       TDHS Share
---------------------------------------------------------
0% - 3%                           100%              0%
---------------------------------------------------------
Over 3% - 7%                       75%             25%
---------------------------------------------------------
Over 7% - 10%                      50%             50%
---------------------------------------------------------
Over 10% - 15%                     25%             75%
---------------------------------------------------------
Over 15%                            0%            100%
---------------------------------------------------------

                    13.2.2      Deleted in its entirety.

                    13.2.2.1    Deleted in its entirety.

                    13.2.3      Carry Forward of Prior Experience Rebate Period
               Losses: Losses incurred for one Experience Rebate Period can only be carried forward as an offset to Net Income Before Taxes in the next Experience Rebate Period.

                    13.2.3.1 HMO shall calculate the experience rebate by applying the experience rebate formula in Article 13.2.1, as follows:

                    For the 1st and 2nd Experience Rebate Periods, to the Net
               Income Before Taxes for the STAR+PLUS Medicaid service area contracted between TDHS and HMO.

                    For the 3rd Experience Rebate Period, to the sum of the Net
               Income Before Taxes for all CHIP, STAR Medicaid, and STAR+PLUS Medicaid service areas contracted between the Health and Human Services Commission (HHSC) or TDHS and HMO.

                    13.2.4 Experience rebate will be based on a pre-tax basis. Expenses for value-added services are excluded from the determination of Net Income Before Taxes reported in the Final MCFS Report; however, HMO may subtract from Net Income Before Taxes, expenses incurred for value added services for the experience rebate calculations.

                    13.2.5 There will be two settlements for payment(s) of the experience rebate for the 1st Experience Rebate Period, two settlements for payment(s) of the experience rebate for the 2nd Experience Rebate Period, and two settlements for payment(s) of the experience rebate for the 3rd Experience Rebate Period. Settlement payments for the 1st and

TDHS Contract No. 65M1015HPC

               2nd Experience Rebate Periods are payable to the Texas Department of Human Services. Settlement payments for the 3rd Experience Rebate Period are payable to the HHSC. The first settlement for the specified Experience Rebate Period shall equal 100 percent of the experience rebate as derived from Net Income Before Taxes reduced by any value-added services expenses in the first Final MCFS Report and shall be paid on the same day that the first Final MCFS Report is submitted to TDHS for the specified time period. The second settlement shall be an adjustment to the first settlement and shall be paid on the same day that the second Final MCFS Report is submitted to TDHS for that specified time period if the adjustment is a payment from HMO to TDHS. If the adjustment is a payment from TDHS to HMO, TDHS shall pay such adjustment to HMO within thirty (30) days of receipt of the second Final MCFS Report. TDHS or its agent may audit the MCFS Reports. If TDHS determines that corrections to the MCFS Reports are required, based on an audit of other documentation acceptable to TDHS, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within three (3) years from the date that the HMO submits the second Final MCFS Report. HMO must pay the first and second settlements on the due dates for the first and second Final MCFS Reports, respectively, as identified in Article 12.1.2. TDHS may adjust the experience rebate if TDHS determines HMO has paid (an) affiliate(s) amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays (a) non-affiliate(s) or the amount another HMO pays for the same or similar goods and services in the service area. TDHS will have final authority in auditing and determining the amount of the experience rebate.

             ARTICLE 3. REPRESENTATIONS AND AGREEMENT OF THE PARTIES

     The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

     By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.

     IN WITNESS HEREOF, TDHS and the CONTRACTOR have each caused this Amendment to be signed and delivered by its duly authorized representative.

      AMERIGROUP TEXAS, INC.                 TEXAS DEPARTMENT OF HUMAN SERVICES

By: /s/ James D. Donovan, Jr.            By: /s/ [ILLEGIBLE]
    -------------------------                ------------------------------
    James D. Donovan, Jr.                    James R. Hine
    President and CEO                        Commissioner

Date: 11/04/2002                         Date: ____________________________

Approved as to Form:

/s/ K.O.
-------------------------
Office of General Counsel

TDHS Contract No. 65M1015HPC

                                   AMENDMENT 5

                            TO THE AGREEMENT BETWEEN
                     THE HEALTH & HUMAN SERVICES COMMISSION
                                 AND AMERIGROUP

                               FOR HEALTH SERVICES
                                     TO THE
                           MEDICAID STAR+PLUS PROGRAM

STAR+PLUS BBA Amendment                     Health and Human Services Commission

                                   AMENDMENT 5
                          TO THE AGREEMENT BETWEEN THE
                HEALTH & HUMAN SERVICES COMMISSION AND AMERIGROUP
              FOR HEALTH SERVICES TO THE MEDICAID STAR+PLUS PROGRAM

                                TABLE OF CONTENTS

ARTICLE 1 .  PURPOSE.............................................................................................    1

   Section 1.01     Authorization................................................................................    1
   Section 1.02     Modifications................................................................................    1
   Section 1.03     General Effective Date of Changes............................................................    1

ARTICLE 2 .  AMENDMENT TO THE OBLIGATIONS OF THE PARTIES.........................................................    1

   Section 2.01     General......................................................................................    1
   Section 2.02     Modification to Article 1 Parties and Authority to Contract..................................    1
   Section 2.03     Modification of Article 2, Definitions.......................................................    2
   Section 2.04     Modification of Article 3, Plan Administrative and Human Resource Requirements...............    4
   Section 2.05     Modification of Section 3.7, Requirements for Education, Training and
                    Advisory Committee Activities................................................................    5
   Section 2.06     Modification to Section 4.10, Claims Processing Requirements.................................    6
   Section 2.07     Modification of Article 5, Statutory and Regulatory Compliance Requirements..................    7
   Section 2.08     Modification to Section 6.1, Scope of Services...............................................    9
   Section 2.09     Section 2.09 Addition to Section 6.4, Continuity of Care and Out-of-Network Providers........   10
   Section 2.10     Modification of Section 6.5, Emergency Services..............................................   11
   Section 2.11     Section 2.11 Modification of Section 6.6, Behavioral Health Services
                     - Specific Requirements.....................................................................   12
   Section 2.12     Modifications to Section 6.8, Texas Health Steps.............................................   13
   Section 2.13     Modification of Section 6.9, Perinatal Services..............................................   14
   Section 2.14     Modification of 6.11 Special, Supplemental Nutrition Program for Women,
                    Infants and Children (WIC) - Specific Requirements...........................................   15
   Section 2.15     Modification of Section 6.12.4.3, Tuberculosis...............................................   15
   Section 2.16     Modification of Section 6.13, Health Education and Wellness and Prevention Plan..............   15
   Section 2.17     Modification to Section 6.14, Care Coordination and Transition Plan for
                    Long Term Care Services......................................................................   17
   Section 2.18     Modification of Section 6.15, 1915(c) Waiver Service (Community Based Alternatives)..........   18
   Section 2.19     Modification of Section 6.16, Blind and Disabled Members.....................................   19
   Section 2.20     Addition to Article 6, Scope of Services.....................................................   20
   Section 2.21     Addition to-Article 6, Scope of Services.....................................................   23
   Section 2.22     Addition to Article 6, Scope of Services.....................................................   24
   Section 2.23     Modification of Section 7.1, Network Provider Directory......................................   25
   Section 2.24     Modification of Section 7.2, Provider Accessibility..........................................   26
   Section 2.25     Modification to Section 7.3, Provider Contracts..............................................   29
   Section 2.26     Modification to Section 7.4, Physician Incentive Plan........................................   30
   Section 2.27     Modification to Section 7.5, Provider Manual and Provider Training...........................   31
   Section 2.28     Modification to Section 7.6, Member Panel Reports............................................   31
   Section 2.29     Modification of Section 7.7, Provider Complaint and Appeal Procedures........................   31
   Section 2.30     Modification of Section 7.8, Provider Qualifications - General...............................   33
   Section 2.31     Modification to Section 7.9, Primary Care Providers..........................................   36
   Section 2.32     Modification to Section 7.10, OB/GYN Providers...............................................   37
   Section 2.33     Modification to Section 7.11, Specialty Care Providers.......................................   38
   Section 2.34     Modification to Section 7.11, Special Hospitals And Specialty Care Facilities................   38
   Section 2.35     Modification to Section 7.13, Behavioral health- Local Mental Health Authority (LMHA)........   39
   Section 2.36     Modification Of Section 7.14, Significant Traditional Providers (STPS).......................   40
   Section 2.37     Addition to Article 7, Provider Network Requirements.........................................   40

STAR+PLUS Amendment

                                  Page i of 65

STAR+PLUS BBA Amendment                     Health and Human Services Commission

   Section 2.38     Addition to Article 7, Provider Network Requirements.........................................   42
   Section 2.39     Addition to Article 7, Provider Network Requirements.........................................   43
   Section 2.40     Modification of Section 8.2, Member Handbook.................................................   44
   Section 2.41     Modification of Section 8.5, Member Hotline..................................................   45
   Section 2.42     Modification to Section 8.6, Member Complaint Process........................................   46
   Section 2.43     Modification of Section 8.7, Member Notices, Appeals, and Fair Hearings......................   47
   Section 2.44     Addition to Article 8, Member Services Requirements..........................................   48
   Section 2.45     Modification to Section 9.2 Adherence to Marketing Guidelines With
                    Marketing Orientation and Training...........................................................   48
   Section 2.46     Addition to Article 9, Marketing and Prohibited Practices....................................   48
   Section 2.47     Modification of Section 10.1, Model MIS Requirements.........................................   50
   Section 2.48     Modification of Section 10.7, Utilization/Quality Improvement Subsystem......................   50
   Section 2.49     Modification of Article 11, Quality Assessment and Performance Improvement Program...........   50
   Section 2.50     Modification of Section 12.1, Financial Reports..............................................   51
   Section 2.51     Modification of Section 12.2, Statistical Reports............................................   53
   Section 2.52     Modification of Section 12.8, Utilization Management Reports -- Behavioral Health............   54
   Section 2.53     Section 2.53 Modification of Section 12.9, Utilization Managements Reports --
                    Physical Health..............................................................................   54
   Section 2.54     Modification of Section 12.10 Utilization Management Reports -- Long Term Care...............   54
   Section 2.55     Modification of Section 12.11 Quality Improvement Reports....................................   55
   Section 2.56     Modification of Section 12.12, HUB Quarterly Reports.........................................   55
   Section 2.57     Modification of Section 11.13 THSTEPS Reports................................................   55
   Section 2.58     Modification of Section 12.14, CBA Status Report.............................................   55
   Section 2.59     Modification of Section 12.15, Submission of STAR+PLUS Deliverables/Reports..................   56
   Section 2.60     Addition to Article 12, Reporting Requirements...............................................   57
   Section 2.61     Modification to Section 13.2, Capitation Amounts.............................................   57
   Section 2.62     Modification to Section 13.2, Experience Rebate to State.....................................   57
   Section 2.63     Modification to Section 13.3, Adjustments to Premium.........................................   59
   Section 2.64     Modification to Section 13.4, CBA Reassessment Packet........................................   59
   Section 2.65     Addition to Article 13, Payment Provisions...................................................   60
   Section 2.66     Modification of Section 14.1, Eligibility Determination......................................   60
   Section 2.67     Modification of Section 14.3, Plan Changes from HMO and Disenrollment
                    from Managed Care............................................................................   62
   Section 2.68     Modification of Section 14.4, Automatic Re-enrollment........................................   62
   Section 2.69     Modification of Section 14.5, Enrollment Reports.............................................   63
   Section 2.70     Addition to Article 14, Eligibility, Enrollment, and Disenrollment...........................   63
   Section 2.71     Addition to Article 15, General Provisions...................................................   63
   Section 2.72     Modification of Section 16.3, Default by HMO.................................................   64
   Section 2.73     Modification to Appendix A, Value Added Services.............................................   64
   Section 2.74     Modification of Appendix E, Cost Principles for Administrative Expenses......................   64
   Section 2.75     Modification to Appendix K, Performance Objectives...........................................   64
   Section 2.76     Addition of Appendix L, Value Added Services.................................................   64
   Section 2.77     Addition of Appendix M, Cost Principles for Administrative Expenses..........................   64
   Section 2.78     Addition of New Appendix O, Standard for Medical Records.....................................   64

STAR+PLUS Amendment

                                  Page ii of 65

                                                    HHSC CONTRACT NO. 65M1015HPC

STATE OF TEXAS

COUNTY OF TRAVIS

                                   AMENDMENT 5
                          TO THE AGREEMENT BETWEEN THE
                       HEALTH & HUMAN SERVICES COMMISSION
                                       AND
                              AMERIGROUP _________
                               FOR HEALTH SERVICES
                                     TO THE
                                STAR+PLUS PROGRAM

     THIS CONTRACT AMENDMENT (the "Amendment") is entered into between the HEALTH & HUMAN SERVICES COMMISSION ("HHSC"), an administrative agency within the executive department of the State of Texas, and Amerigroup, Inc. _____ ("CONTRACTOR"), a health maintenance organization organized under the laws of the State of Texas, possessing a certificate of authority issued by the Texas Department of Insurance to operate as a health maintenance organization, and having its principal office at 2730 N Stemmons Frwy, Ste 608, Dallas, Texas 75207. HHSC and CONTRACTOR may be referred to in this Amendment individually as a "Party" and collectively as the "Parties."

     The Parties hereby agree to amend their Agreement as set forth in Article 2 of this Amendment.

                               ARTICLE 1. PURPOSE

SECTION 1.01 AUTHORIZATION.

     This Amendment is executed by the Parties in accordance with Article 15.2 of the Agreement.

SECTION 1.02 MODIFICATIONS.

     The Parties amend the Agreement to provide for HHSC's recoupment of certain duplicate premium payments for Members concurrently enrolled in Medicaid and CHIP.

SECTION 1.03 GENERAL EFFECTIVE DATE OF CHANGES.

     This Amendment is effective August 13, 2003 and terminates on August 31, 2004, unless extended or terminated sooner by HHSC in accordance with the Agreement.

             ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES

SECTION 2.01 GENERAL

     This Amendment is to incorporate the Department of Health and Human Services rules pertaining to the Balanced Budget Act found in 42 CFR Parts 400, 430, 431, 434, 435, 438, 440, and 447 . This amendment also replaces the Texas Department of Human Services (TDHS) with the Health and Human Services Commission (HHSC).

SECTION 2.02 MODIFICATION TO ARTICLE 1 PARTIES AND AUTHORITY TO CONTRACT

     Article 1, Parties and Authority to Contract, is replaced with the following language, Substituted current contract language to match STAR contract language as follows:

STAR+PLUS BBA Amendment

STAR+PLUS BBA Amendment                     Health and Human Services Commission

         1.1.1 The Texas Legislature has designated the Texas Health and Human Services Commission (HHSC) as the single State agency to administer the Medicaid program in the State of Texas. HHSC has authority to contract with HMO to carry out the duties and functions of the Medicaid managed care program under Health and Safety Code, Title 2, Section 12.011 and
         Section 12.021 and Texas Government Code Section 533.001 et seq.

         1.4.2 Substituted current contract language to match STAR contract language as follows: HHSC will provide HMO with at least 30 days written notice prior to conducting an HMO renewal review. A report of the results of the renewal review findings will be provided to HMO within 10 weeks from the completion of the renewal review. The renewal review report will include any deficiencies, which must be corrected and the timeline within which the deficiencies must be corrected.

         1.4.3 Substituted current contract language to match STAR contract language as follows: HHSC reserves the right to conduct on-site inspections of any or all of HMO's systems and processes as often as necessary to ensure compliance with contract requirements. HHSC may conduct at least one complete on-site inspection of all systems and processes every three years. HHSC will provide six weeks advance notice to HMO of the three-year on-site inspection, unless HHSC enters into an MOU with the TDI to accept the TDI report in lieu of a HHSC on-site inspection. HHSC will notify HMO prior to conducting an onsite visit related to a regularly scheduled review specifically described in this contract. Even in the case of a regularly scheduled visit, HHSC reserves the right to conduct an onsite review without advance notice if HHSC believes there may be potentially serious or life-threatening deficiencies.

         1.5 Substituted current contract language to match STAR contract language as follows: AUTHORITY OF HMO TO ACT ON BEHALF OF HHSC. HMO is given express, limited authority to exercise the State's right of recovery as provided in Article 4.9, and to enforce provisions of this contract which require providers or subcontractors to produce records, reports, encounter data, public health data, and other documents to comply with this contract and which HHSC has authority to require under State or federal laws.

SECTION 2.03 MODIFICATION OF ARTICLE 2, DEFINITIONS

     The following terms amend and modify the definitions set forth in Article
2:

                  ACTION, also known as an adverse determination, is the denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial in whole or in part, of payment for service; the failure of an HMO to act within the timeframes; or for a resident of a rural area with only one HMO, the denial of a Medicaid members request to exercise his or her right, to obtain services outside of the network.

                  DISABILITY-RELATED ACCESS means that facilities are readily accessible to and usable by individuals with disabilities, and that auxiliary aids and services are provided to ensure effective communication, in compliance with Title III of the Americans with Disabilities Act.

                  APPEAL means the formal process by which a request for review of an action as defined above.

                  CONTRACTOR means any entity that contracts with the State agency, under the State plan, in return for a payment, to process claims, to provide or pay for medical services, or to enhance the State agency's capability for effective administration of the program.

                  COMPLAINT, also known as a grievance, is an expression of dissatisfaction about any matter that does not result in an adverse action.

STAR+PLUS BBA Amendment

STAR+PLUS BBA Amendment                     Health and Human Services Commission

                  CONTRACT ANNIVERSARY DATE means September 1 of each year after the first year of this contract, regardless of the date of execution or effective date of the contract.

                  EMERGENCY BEHAVIORAL HEALTH CONDITION means any condition, without regard to the nature or cause of the condition, which in the opinion of a prudent layperson possessing an average knowledge of health and medicine requires immediate intervention and/or medical attention without which Members would present an immediate danger to themselves or others or which renders Members incapable of controlling, knowing or understanding the consequences of their actions.

                  EMERGENCY SERVICES means covered inpatient and outpatient services that are furnished by a provider that is qualified to furnish such services under this contract and are needed to evaluate or stabilize an emergency medical condition and/or an emergency behavioral health condition.

                  EMERGENCY MEDICAL CONDITION means a medical condition manifesting itself by acute symptoms of recent onset and sufficient severity (including severe pain), such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical care could result in:

                    (a)  placing the patient's health in serious jeopardy;

                    (b)  serious impairment to bodily functions;

                    (c)  serious dysfunction of any bodily organ or part;

                    (d)  serious disfigurement; or

                    (e) in the case of a pregnant woman, serious jeopardy to the health of a woman or her unborn child.

                  ENCOUNTER means a covered service or group of services delivered by a provider to a Member during a visit between the Member and provider. This also includes value-added services.

                  ENCOUNTER DATA means data elements from fee-for-service claims or capitated services proxy claims that are submitted to HHSC by HMO in accordance with HHSC's "HMO Encounter Data Claims Submission Manual".

                  ENROLLMENT BROKER means an entity contracting with HHSC to carry out specific functions related to Member services (i.e., enrollment/disenrollment, complaints, etc.) under HHSC's Medicaid managed care program.

                  ENROLLMENT REPORT/ENROLLMENT FILE means the daily or monthly list of Medicaid recipients who are enrolled with an HMO as Members on the day or for the month the report is issued.

                  EPSDT means the federally mandated Early and Periodic Screening, Diagnosis and Treatment program contained at 42 USC 1396d(r) (see definition for Texas Health Steps). The name has been changed to Texas Health Steps (THSteps) in the State of Texas.

                  EXPERIENCE REBATE means the portion of the HMO's net income before taxes (financial Statistical Report, Part 1, Line 7) this is returned to the state in accordance with Article 13.2.1.

                  EXPEDITED APPEAL means an appeal where the decision is required quickly based on the member's health status and taking the time for a standard appeal could jeopardize the member's life or health or ability to attain, maintain, or regain maximum function. An expedited appeal must be heard in no more than 3 working days of an approved request.

                  LINGUISTIC ACCESS means translation and interpreter services, for written and spoken language to ensure effective communication. Linguistic access includes sign language interpretation, and the provision of other auxiliary aids and services to persons with disabilities.

                  PERFORMANCE PREMIUM means an amount, which may be paid to a managed care organization as a bonus for accomplishing a portion or all of the performance objectives contained in this contract.

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                  PCP stands for primary care physician.

                  PROVIDER means either of the following:

                    (1) For the fee-for-service program, any individual or entity furnishing Medicaid services under an agreement with the Medicaid agency.

                    (2) For the managed care program, any individual or entity that is engaged in the delivery of health care services and is legally authorized to do so by the State in which it delivers the services.

               REPRESENTATIVE has the meaning given the term by each State consistent with its laws, regulations, and policies.

               SPECIAL NEEDS means an increased prevalence of risk of disability.

SECTION 2.04 MODIFICATION OF ARTICLE 3, PLAN ADMINISTRATIVE AND HUMAN RESOURCE REQUIREMENTS

     STAR Program is the name of the State of Texas Medicaid managed care program. "STAR" stands for the State of Texas Access Reform. Renumbered
     Article 3 to reflect STAR contract and added STAR+PLUS changes at the end of the appropriate section. Section 3. 1 to 3.1.6 in the STAR+PLUS contract was replaced with 3.1 through 3.1.6.1 of the STAR contract for consistency as follows:

         3.1.1 HMO must maintain the organizational and administrative capacity and capabilities to carry out all duties and responsibilities under this contract.

         3.1.2 HMO must maintain assigned staff with the capacity and capability to provide all services to all Members under this contract.

         3.1.3 HMO must maintain an administrative office in the service area (local office). The local office must comply with the American with Disabilities Act (ADA) requirements for public buildings. Member Advocates for the service area must be located in this office (see
         Article 8.8).

         3.1.4 HMO must provide training and development programs to all assigned staff to ensure they know and understand the service requirements under this contract including the reporting requirements, the policies and procedures, cultural and linguistic requirements and the scope of services to be provided.

         3.1.5 HMO must notify HHSC no later than 30 days after the effective date of this contract of any changes in its organizational chart as previously submitted to HHSC.

         3.1.5.1 HMO must notify HHSC within fifteen (15) working days of any change in key managers or behavioral health subcontractors. This information must be updated whenever there is a significant change in organizational structure or personnel.

         3.1.6 Participation in Regional Advisory Committee. HMO must participate on a Regional Advisory Committee established in the service area in compliance with the Texas Government Code, Section 533.021-533.029. The Regional Advisory Committee in each managed care service area must include representatives from at least the following entities: hospitals; managed care organizations; primary care providers; state agencies; consumer advocates; Medicaid recipients; rural providers; long-term care providers; specialty care providers, including pediatric providers; and political subdivisions with a constitutional or statutory obligation to provide health care to indigent patients. HHSC will determine the composition of each Regional Advisory Committee.

         The Regional Advisory Committee is required to meet at least quarterly for the first year after appointment of the committee and at least annually in subsequent years. The actual frequency may vary depending on the needs and requirements of the committee.

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     Section 3.2 is modified to amend Section 3.2.4.3 add new Sections 3.2.6 and
3.2.7, as follows:

         "3.2.4.3 [Contractor] understands and agrees that neither HHSC, nor the HMO's Medicaid Members, are liable or responsible for payment for any services authorized and provided under this contract.

         3.2.6 In accordance with 42 C.F.R. Section 438.230(b)(3), all subcontractors must be subject to a written monitoring plan, for any subcontractor carrying out a major function of the HMO's responsibility under this contract. For all subcontractors carrying out a major function of the HMO's contract responsibility, the HMO must prepare a formal monitoring process at least annually. HHSC may request copies of written monitoring plans and the results of the HMO's formal monitoring process.

         3.2.7 In accordance with 42 C.F.R. Section 438.210(e), HMO may not structure compensation to utilization management subcontractors or entities to provide incentives to deny, limit, reduce, or discontinue medically necessary services to any Member."

         3.4.8  Delete from STAR+PLUS contract

SECTION 2.05 MODIFICATION OF SECTION 3.7, REQUIREMENTS FOR EDUCATION, TRAINING AND ADVISORY COMMITTEE ACTIVITIES

     Section 3.7, Requirements for Education, Training and Advisory Committee Activities, is replaced by Section 3.7, HMO Telephone Access Requirements, to be consistent with the STAR contract as follows:

         3.7.1 For all HMO telephone access (including Behavioral Health telephone services), HMO must ensure adequately-staffed telephone lines. Telephone personnel must receive customer service telephone training. HMO must ensure that telephone staffing is adequate to fulfill the standards of promptness and quality listed below:

                  1. 80% of all telephone calls must be answered within an average of 30 seconds;

                  2.   The lost (abandonment) rate must not exceed 10%;

                  3. HMO cannot impose maximum call duration limits but must allow calls to be of sufficient length to ensure adequate information is provided to the Member or Provider.

                  4. Telephone services must meet cultural competency requirements (see Article 8.8) and provide "linguistic access" to all members as defined in Article II. This would include the provision of interpretive services required for effective communication for Members and providers.

         3.7.2 Member Helpline: The HMO must furnish a toll-free phone line which members may call 24 hours a day, 7 days a week. An answering service or other similar mechanism, which allows callers to obtain information from a live person, may be used for after-hours and weekend coverage.

         3.7.2.1 HMO must provide coverage for the following services at least during HMO's regular business hours (a minimum of 9 hours a day, between 8 a.m. and 6 p.m.), Monday through Friday:

                  1.   Member ID information

                  2.   PCP Change

                  3.   Benefit understanding

                  4.   PCP verification

                  5.   Access issues (including referrals to specialists)

                  6.   Unavailability of PCP

                  7.   Member eligibility

                  8.   Complaints

                  9. Service area issues (including when member is temporarily out-of-service area)

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                  10.  Other services covered by member services.

         3.7.2.2 HMO must provide HHSC with policies and procedures indicating how the HMO will meet the needs of members who are unable to contact HMO during regular business hours.

         3.7.3 HMO must ensure that PCPs are available 24 hours a day, 7 days a week (see Article 7.8). This includes PCP telephone coverage (see 28 TAC 11.2001(a)1A).

         3.7.4 Behavioral Health Hotline Services. HMO must have emergency and crisis Behavioral Health hotline services available 24 hours a day, 7 days a week, toll-free throughout the service area. Crisis hotline staff must include or have access to qualified behavioral health professionals to assess behavioral health emergencies. Emergency and crisis behavioral health services may be arranged through mobile crisis teams. It is not acceptable for an emergency intake line to be answered by an answering machine. Hotline services must meet the requirements described in Article 3.7.1

SECTION 2.06 MODIFICATION TO SECTION 4.10, CLAIMS PROCESSING REQUIREMENTS

     Section 4.10, Claims Processing Requirements, is modified to be consistent with the STAR contract, as follows:

         4.10.1 HMO and claims processing subcontractors must comply with 28 TAC Sections 21.2801 through 21.2816 "Submission of Clean Claims", to the extent they are not in conflict with provisions of this contract.

         4.10.2 HMO must use a HHSC approved or identified claim format that contains all data fields for final adjudication of the claim. The required data fields must be complete and accurate. The HHSC required data fields are identified in HHSC's "HMO Encounter Data Claims Submission Manual."

         4.10.3 HMO and claims processing subcontractors must comply with HHSC's Texas Medicaid Managed Care Claims Manual (Claims Manual), which contains HHSC's claims processing requirements. HMO must comply with any changes to the Claims Manual with appropriate notice of changes from HHSC.

         4.10.4 HMO must forward claims submitted to HMO in error to either: 1) the correct HMO if the correct HMO can be determined from the claim or is otherwise known to HMO; 2) the State's claims administrator; or 3) the provider who submitted the claim in error, along with an explanation of why the claim is being returned.

         4.10.5 HMO must not pay any claim submitted by a provider who has been excluded or suspended from the Medicare or Medicaid programs for fraud and abuse when HMO has knowledge of the exclusion or suspension.

         4.10.6 All provider clean claims must be adjudicated (finalized as paid or denied adjudicated) within 30 days from the date the claim is received by HMO. HMO must pay providers interest on a clean claim which is not adjudicated within 30 days from the date the claim is received by HMO or becomes clean at a rate of 1.5% per month (18% annual) for each month the clean claim remains unadjudicated. HMO will be held to a minimum performance level of 90% of all clean claims paid or denied within 30 days of receipt and 99"/0 of all clean claims paid or denied within 90 days of receipt. Failure to meet these performance levels is a default under this contract and could lead to damages or sanctions as outlined in Article 17. The performance levels are subject to changes if required to comply with federal and state laws or regulations.

         4.10.6.1 All claims and appeals submitted to HMO and claims processing subcontractors must be paid-adjudicated (clean claims), denied-adjudicated (clean claims), or denied for additional

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         information (unclean claims) to providers within 30 days from the date the claim is received by HMO. Providers must be sent a written notice for each claim that is denied for additional information (unclean claims) identifying the claim, all reasons why the claim is being denied, the date the claim was received by HMO, all information required from the provider in order for HMO to adjudicate the claim, and the date by which the requested information must be received from the provider.

         4.10.6.2 Claims that are suspended (pended internally) must be subsequently paid adjudicated, denied adjudicated, or denied for additional information (pended externally) within 30 days from date of receipt. No claim can be suspended for a period exceeding 30 days from date of receipt of the claim.

         4.10.6.3 HMO must identify each data field of each claim form that is required from the provider in order for HMO to adjudicate the claim. HMO must inform all network providers about the required fields no later than 30 days prior to the effective date of the contract or as a provision within HMO/provider contract. Out-of-network providers must be informed of all required fields if the claim is denied for additional information. The required fields must include those required by HMO and HHSC.

         4.10.7 HMO is subject to Article 16, Default and Remedies, for claims that are not processed on a timely basis as required by this contract and the Claims Manual. Notwithstanding the provisions of Articles 4.10.4, 4.10.4.1 and 4.10.4.2, HMO's failure to adjudicate (paid, denied, or external pended) at least ninety percent (90%) of all claims within thirty (30) days of receipt and ninety-nine percent (99%) within ninety (90) days of receipt for the contract year to date is a default under Article 16 of this contract.

         4.10.8 HMO must comply with the standards adopted by the U.S. Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Public Law 104-191, regarding submitting and receiving claims information through electronic data interchange (EDI) that allows for automated processing and adjudication of claims within two or three years, as applicable, from the date the rules promulgated under HIPAA are adopted (see 45 CFR parts 160 through 164).

         4.10.9 For claims requirements regarding retroactive PCP changes for mandatory Members, see Article 7.8.12.2.

SECTION 2.07 MODIFICATION OF ARTICLE 5, STATUTORY AND REGULATORY COMPLIANCE REQUIREMENTS

     Article 5, Statutory and Regulatory Compliance Requirements, is modified as follows:

         5.5. NON-DISCRIMINATION

         5.5.1 Title VI of the Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, and all requirements imposed by the regulations implementing these acts and all amendments to the laws and regulations. The regulations provide in part that no person in the United States shall on the grounds of race, color, national origin, sex, age, disability, political beliefs or religion be excluded from participation in, or denied, any aid, care, service or other benefits, or be subjected to any discrimination under any program or activity receiving federal funds.

     Section 5.6.2 of Section 5.6, Historically Under-utilized Business (HUBS) is amended as follows.

         5.6.2. HMO is required to submit HUB quarterly reports to HHSC as required in Article 12.11.

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     Section 5.7, Affirmative Action, is replaced 6y Section 5.7, Buy Texas to be consistent with the STAR contract.

         5.7 BUY TEXAS

         HMO agrees to "Buy Texas" products and materials when they are available at a comparable price and in a comparable period of time, as required by Section 48 of Article 9 of the General Appropriations Act of 1995.

     Section 5.8, Buy Texas, is replaced by Section 5.8, Child Support.

         5.8 CHILD SUPPORT

         5.8.1 The Texas Family Code Section 231.006 requires HHSC to withhold contract payments from any for-profit entity or individual who is at least 30 days delinquent in child support obligations. It is HMO's responsibility to determine and verify that no owner, partner, or shareholder who has at least at 25% ownership interest is delinquent in child support obligations. HMO must attach a list of the names and Social Security numbers of all shareholders, partners or owners who have at least a 25% ownership interest in HMO.

         5.8.2 Under Section 231.006 of the Family Code, the contractor certifies that the contractor is not ineligible to receive the specified grant, loan, or payment and acknowledges that this contract may be terminated and payment may be withheld if this certification is inaccurate. A child support obligor who is more than 30 days delinquent in paying child support or a business entity in which the obligor is a sole proprietor, partner, shareholder, or owner with an ownership interest of at least 25% is not eligible to receive the specified grant, loan or payment.

         5.8.3 If HHSC is informed and verifies that a child support obligor who is more than 30 days delinquent is a partner, shareholder, or owner with at least a 25% ownership interest, it will withhold any payments due under this contract until it has received satisfactory evidence that the obligation has been satisfied or that the obligor has entered into a written repayment request.

     Section 5.9 Child Support, is replaced with Section 5.9, Request for Public Information, to be consistent with the STAR contract.

         5.9 REQUESTS FOR PUBLIC INFORMATION

         5.9.1 This contract and all network provider and subcontractor contracts are subject to public disclosure under the Public Information Act (Texas Government Code, Chapter 552). HHSC may receive Public Information requests related to this contract, information submitted as part of the compliance of the contract and HMO's application upon which this contract was awarded. HHSC agrees that it will promptly deliver a copy of any request for Public Information to HMO.

         5.9.2 HHSC may, in its sole discretion, request a decision from the Office of the Attorney General (AG opinion) regarding whether the information requested is excepted from required public disclosure. HHSC may rely on HMO's written representations in preparing any AG opinion request, in accordance with Texas Government Code Section 552.305. HHSC is not liable for failing to request an AG opinion or for releasing information that is not deemed confidential by law, if HMO fails to provide HHSC with specific reasons why the requested information is exempt from the required public disclosure. HHSC or the Office of the Attorney General will notify all interested parties if an AG opinion is requested.

         5.93 If HMO believes that the requested information qualifies as a trade secret or as commercial or financial information, HMO must notify HHSC within three (3) working days after HHSC gives notice that a request has been made for public information and request HHSC to submit the request for public information to the Attorney General for an Open Records Opinion. The HMO

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         will be responsible for presenting all exceptions to public disclosure to the Attorney General if an opinion is requested.

         Section 5.9 Request for Public Information is renumbered 5.8 to reflect STAR contract. Section 5.11 Notice and Appeal is renumbered 5.10 to reflect STAR contract. Section 5.11 is added as follows:

     Section 5.10, Request for Public Information, is replaced by Section 5.10, Notice and Appeals to be consistent with the STAR contract.

         5.10 NOTICE AND APPEAL

         5.10 HMO must comply with the notice requirements contained in 1 TAC
         Section 354.2211, and the maintaining benefits and services contained in 1 TAC Section 354.2213, whenever HMO intends to take an action affecting the Member benefits and services under this contract. Also see the Member appeal requirements contained in Article 8.6 of this Agreement.

     Article 5, Statutory and Regulatory Compliance Requirements, is modified by adding Section 5.11, Data Certification, to be consistent with the STAR contract.

         5.11 DATA CERTIFICATION

         5.11.1 In accordance with 42 C.F.R. Sections 438.604 and 438.606, HMO must certify in writing:

         (a) encounter data;

         (b) delivery supplemental data and other data submitted pursuant to this agreement or State or Federal law or regulation relating to payment for services.

         5.11.2 The certification must be submitted to HHSC concurrently with the certified data or other documents.

         5.11.3  The certification must:

         (a) be signed by the HMO's Chief Executive Officer; Chief Financial Officer; or an individual with delegated authority to sign for, and who reports directly to, either the Chief Executive Officer or Chief Financial Officer; and

         (b) contain a statement that to the best knowledge, information and belief of the signatory, the HMO's certified data or information are accurate, complete, and truthful."

SECTION 2.08 MODIFICATION TO SECTION 6.1, SCOPE OF SERVICES

     Section 6.1.2, Scope of Services, is being replaced with Section 6.1.2, Scope of Services.

         Section 6.1.2 Not applicable to STAR+PLUS.

     Section 6.1.3 through 6.1.3.2 is being replaced with 6.1.3, Scope of Services, to be consistent with the STAR contract.

         6.1.3 HMO must provide covered services described in the 1999 Texas Medicaid Provider Procedures Manual (Provider Procedures Manual), subsequent editions of the Provider Procedures Manual also in effect during the contract period, and all Texas Medicaid Bulletins which update the 1999 Provider Procedures Manual and subsequent editions of the Provider Procedures Manual published during the contract period.

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     Section 6.1.9, Scope of Services, is added as follows:

         6.1.9 In accordance with 42 C.F.R. Section 438.102, HMO may file an objection to provide, reimburse for, or provide coverage of, counseling or referral service for a covered benefit, based on moral or religious grounds.

         6.1.9.1 HMO must work with HHSC to develop a work plan to complete the necessary tasks to be completed and determine an appropriate date for implementation of the requested changes to the requirements related to covered services. The work plan will include timeframes for completing the necessary contract and waiver amendments, adjustments to capitation rates, identification of HMO and enrollment materials needing revision, and notifications to enrollee members.

         6.1.9.2 In order to meet the requirements of Section 6.1.9.1, HMO must notify HHSC of grounds for and provide detail concerning its moral or religious objections and the specific services covered under the objection, no less than 120 days prior to the proposed effective date of the policy change.

         6.1.9.3 HMO must notify all current Members of the intent to change covered services at least 30 days prior to the effective date of the change in accordance with 42 C.F.R Section 438.102(bxii)(B).

         HHSC will provide information to all current Members on how and where to obtain the service that has been discontinued by the HMO in accordance with 42 C.F.R Section 438.102(c)."

     Section 6.1.10, Scope of Services, is added (this section was formerly
     6.1.3 through 6.3.1.2) to be consistent with the STAR contract.

         6.1.10 Long Term Care covered services include attendant care, day activity and health services, and required services under the 1915 (R) waiver.

         6.1.10.1 HMO is responsible for the Medicare co-payments for days 21-100 in a skilled nursing facility.

         6.1.10.2 HMO must provide covered services described in the 2002 Texas Medicaid Procedures Manual (Provider Procedures Manual), subsequent editions of the Provider Procedures Manual also in effect during the contract period, and all Texas Medicaid Bulletins which update the 2002 Provider Procedures Manual and subsequent editions of the Provider Manual published during the contract period.

SECTION 2.09 SECTION 2.09 ADDITION TO SECTION 6.4, CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS

         Section 6.4, Continuity of Care and Out-of-Network Providers, is modified to add new Sections 6.4.6 and 6.4.7 as follows:

         6.4.6 HMO must provide Members with timely and adequate access to out-of-network services for as long as those services are necessary and covered benefits not available within the network, in accordance with 42 C.F.R. Section 438.206(6)(4). or until services can be covered by a network provider. HMO will not be obligated to provide a Member with access to out-of network services if such services become available from a network provider.

         6.4.7 HMO must require through contract provisions or the provider manual that each Member have access to a second opinion regarding the use of any health care service. A Member must be allowed access to a second opinion from a network provider or out-of network provider if a network provider is not available, at no additional cost to the Member, in accordance with 42 C.F.R. Section 438.206(6)(3)."

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SECTION 2.10 MODIFICATION OF SECTION 6.5, EMERGENCY SERVICES

     Section 6.5, Emergency Services, is deleted in its entirety and replaced with the following language to be consistent with the STAR contract as follows:

         6.5.1 HMO policy and procedures, covered benefits, claims adjudication methodology, and reimbursement performance for emergency services must comply with all applicable state and federal laws and regulations including 42 C.F.R. Section 438.114, whether the provider is in network or out of network.

         6.5.2 HMO must pay for the professional, facility, and ancillary services that are medically necessary to perform the medical screening examination and stabilization of HMO Member presenting as an emergency medical condition or an emergency behavioral health condition to the hospital emergency department, 24 hours a day, 7 days a week, rendered by either HMO's in-network or out-of-network providers.

         6.5.2.1. For all out-of-network emergency services providers, HMO will pay a reasonable and customary amount for emergency services. HMO policies and procedures must be consistent with this agreement's prudent lay person definition of an emergency medical condition and claims adjudication processes required under Section 7.6 of this agreement and 42 C.F.R. Section 438.114.

         HMO will pay a reasonable and customary amount for services for all out-of-network emergency services provider claims with dates of service between September 1, 2002 and November 30, 2002. HMO must forward any complaints submitted by out-of-network emergency services providers during this time to HHSC. HHSC will review all complaints and determine whether payments were reasonable and customary. HHSC will direct the HMO to pay a reasonable and customary amount, as determined by HHSC, if it concludes that the payments were not reasonable and customary for the provider.

         6.5.2.2 For all out-of-network emergency services provider claims with dates of service on or after December 1, 2002, HMO must pay providers a reasonable and customary amount consistent with a methodology approved by HHSC. HMO must submit its methodology, along with any supporting documentation, to HHSC by September 30, 2002. HHSC will review and respond to the information by November 15, 2002. HMO must forward any complaints by out-of-network emergency services providers to HHSC, which will review all complaints. If HHSC determines that payment is not consistent with the HMO's approved methodology, the HMO must pay the emergency services provider a rate, using the approved reasonable and customary methodology, as determined by HHSC. Failure to comply with this provision constitutes a default under Article 16, Default and Remedies.

         6.5.3 HMO must ensure that its network primary care providers (PCPs) have after-hours telephone availability that is consistent with Section
         7.8.10 of this contract. This telephone access must be available 24 hours a day, 7 days a week throughout the service area.

         6.5.4 HMO cannot require prior authorization as a condition for payment for an emergency medical condition, an emergency behavioral health condition, or labor and delivery. HMO cannot limit what constitutes an emergency medical condition on the basis of lists of diagnoses or symptoms. HMO cannot refuse to cover emergency services based on the emergency room provider, hospital, or fiscal agent not notifying the enrollee Member's primary care provider or HMO of the enrollee Member's screening and treatment within 10 calendar days of presentation for emergency services. HMO may not hold the enrollee Member who has an emergency medical condition liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient. HMO must accept the emergency physician or provider's determination of when the enrollee Member is sufficiently stabilized for transfer or discharge.

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         6.5.5 Medical Screening Examination for emergency services. A medical screening examination needed to diagnose an emergency medical condition shall be provided in a hospital based emergency department that meets the requirements of the Emergency Medical Treatment and Active Labor Act (EMTALA) 42 C.F.R. Section 489.20, Section 489.24 and Section 438.114(b) & (c). HMO must pay for the emergency medical screening examination, as required by 42 U.S.C. Section 1395dd. HMOs must reimburse for both the physician's services and the hospital's emergency services, including the emergency room and its ancillary services.

         6.5.6 Stabilization Services. When the medical screening examination determines that an emergency medical condition exists, HMO must pay for emergency services performed to stabilize the Member. To stabilize is to provide such medical care as to assure within reasonable medical probability that no deterioration of the condition is likely to result from, or occur from, or occur during discharge, transfer, or admission of the Member. The emergency physician must document these services in the Member's medical record. HMOs must reimburse for both the physician's and hospital's emergency stabilization services including the emergency room and its ancillary services.

         6.5.7 Post-stabilization Care Services. HMO must cover and pay for post-stabilization care services in the amount, duration, and scope necessary to comply with 42 C.F.R. Section 438.114(b) & (e) and 42 C.F.R. 422.113(c)(iii). The HMO is financially responsible for post-stabilization care services obtained within or outside the network that are not pre-approved by a plan provider or other HMO representative, but administered to maintain, improve, or resolve the enrollee/ Member's stabilized condition if:

         (a) the HMO does not respond to a request for pre-approval within 1 hour;

         (b) the HMO cannot be contacted;

         (c) or the HMO representative and the treating physician cannot reach an agreement concerning the enrollee Member's care and a plan physician is not available for consultation. In this situation, the HMO must give the treating physician the opportunity to consult with a plan physician and the treating physician may continue with care of the patient until an HMO physician is reached or the HMO's financial responsibility ends as follows: the HMO physician with privileges at the treating hospital assumes responsibility for the enrollee Member's care; the HMO physician assumes responsibility for the enrollee Member's care through transfer; the HMO representative and the treating physician reach an agreement concerning the enrollee Member's care; or the enrollee Member is discharged.

         6.5.8 HMO must provide access to the HHSC-designated Level I and Level II trauma centers within the State or hospitals meeting the equivalent level of trauma care. HMOs may make out-of-network reimbursement arrangements with the HHSC-designated Level I and Level II trauma centers to satisfy this access requirement."

SECTION 2.11 SECTION 2.11 MODIFICATION OF SECTION 6.6, BEHAVIORAL HEALTH SERVICES - SPECIFIC REQUIREMENTS

     Section 6.6.12, Behavioral Health Services - Specific Requirements, is replaced with the following language and 6.6.13 is added to be consistent with the STAR contract, as follows:

         HMO must comply with 28 TAC Section 3.8001 et seq., regarding utilization review of chemical dependency treatment.

         6.6.13 Chemical dependency treatment must conform to the standards set forth in the Texas Administrative Code, Title 28, Part 1, Chapter 3, Subchapter HH.

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SECTION 2.12 MODIFICATIONS TO SECTION 6.8, TEXAS HEALTH STEPS

     Section 6.8.7 through 6.8.11 is replaced with the following language to be consistent with the STAR contract, as follows:

         6.8.7 Newborn Checkups. HMO must have mechanisms in place to ensure that all newborn Members have an initial newborn checkup before discharge from the hospital and again within two weeks from the time of birth. HMO must require providers to send all THSteps newborn screens to the TDH Bureau of Laboratories or a TDH certified laboratory. Providers must include detailed identifying information for all screened newborn Members and the Member's mother to allow HHSC to link the screens performed at the hospital with screens performed at the two-week follow-up.

         Laboratory Tests: All laboratory specimens collected as a required component of a THSteps checkup (see Medicaid Provider Procedures Manual for age-specific requirements) must be submitted to the HHSC Laboratory for analysis. HMO must educate providers about THSteps program requirements for submitting laboratory tests to the HHSC Bureau of Laboratories.

         6.8.8 Coordination and Cooperation. HMO must make an effort to coordinate and cooperate with existing community and school-based health and education programs that offer services to school-aged children in a location that is both familiar and convenient to the Members. HMO must make a good faith effort to comply with Head Start's requirement that Members participating in Head Start receive their THSteps checkup no later than 45 days after enrolling into either program.

         6.8.9 Immunizations. HMO must educate providers on the Immunization Standard Requirements set forth in Chapter 161, Health and Safety Code; the standards in the ACIP Immunization Schedule; and the AAP Periodicity Schedule.

         6.8.9.1 ImmTrac Compliance. HMO must educate providers about and require providers to comply with the requirements of Chapter 161, Health and Safety Code, relating to the Texas Immunization Registry (ImmTrac), to include parental consent on the Vaccine Information Statement.

         6.8.10 Claim Forms. HMO must require all THSteps providers to submit claims for services paid (either on a capitated or fee-for service basis) on the HCFA 1500 claim form and use the unique procedure coding required by HHSC.

         6.8.11 Compliance with THSteps Performance Benchmark. HHSC will establish performance benchmarks against which HMO's full compliance with the THSteps periodicity schedule will be measured. The performance benchmarks will establish minimum compliance measures, which will increase over time. HMO must meet all performance benchmarks required for THSteps services.

         6.8.12 Validation of Encounter Data. Encounter data will be validated by chart review of a random sample of THSteps eligible Members against monthly encounter data reported by HMO. Chart reviews will be conducted by HHSC to validate that all screens are performed when due and as reported, and that reported data is accurate and timely. Substantial deviation between reported and charted encounter data could result in HMO and/or network providers being investigated for potential fraud and abuse without notice to HMO or the provider.

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SECTION 2.13 MODIFICATION OF SECTION 6.9, PERINATAL SERVICES

     Section 6.9.3, Perinatal Services, is replaced with the following language:

         6.9.3 HMO must have a process to expedite scheduling a prenatal appointment for an obstetrical exam for a TP40 member no later than two weeks after receiving the daily enrollment file verifying enrollment of the member into the HMO.

     Section 6.9.3.1 of Section 6.9, Perinatal Services, is modified as follows:

         6.9.3.1 [Deleted]

     Section 6.9.3.2 of Section 6.9, Perinatal Services, is modified as follows:

         6.9.3.2 [Deleted]

         6.9.4 HMO must have procedures in place to contact and assist a pregnant/delivering Member in selecting a PCP for her baby either before the birth or as soon as the baby is born.

     Section 6.9, Perinatal Services, is modified to add the following sections (6.9.5 through 6.9.6.2) to be consistent with the STAR contract:

         6.9.5 HMO must provide inpatient care and professional services related to labor and delivery for its pregnant/delivering members and neonatal care for its newborn members (see Article 14.3.1) at the time of delivery and for up to 48 hours following an uncomplicated vaginal delivery and 96 hours following an uncomplicated Caesarian delivery.

         6.9.5.1 HMO must reimburse in-network providers, out-of-network providers, and specialty physicians who are providing call coverage, routine, and/or specialty consultation services for the period of time covered in Article 6.9.5.

         6.9.5.1.1 HMO must adjudicate provider claims for services provided to a newborn member in accordance with HHSC's claims processing requirements using the proxy ID number or State-issued Medicaid ID number (see Article 4.10). HMO cannot deny claims based on provider non-use of State-issued Medicaid ID number for a newborn member. HMO must accept provider claims for newborn services based on mother's name and/or Medicaid ID number with accommodations for multiple births, as specified by the HMO.

         6.9.5.2 HMO cannot require prior authorization or PCP assignment to adjudicate newborn claims for the period of time covered by Article 6.9.5

         6.9.6 HMO may require prior authorization requests for hospital or professional services provided beyond the time limits in Article 6.9.5. HMO must respond to these prior authorizations within the requirements of 28 TAC 19.1710 - 19.1712 and Article 21.58a of the Texas Insurance Code.

         6.9.6.1 HMO must notify providers involved in the care of pregnant/delivering women and newborns (including out-of-network providers and hospitals) regarding the HMO's prior authorization requirements.

         6.9.6.2 HMO cannot require a prior authorization for services provided to a pregnant/delivering Member or newborn Member for a medical condition which requires emergency services, regardless of when the emergency condition arises (see Article 6.5.6).

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SECTION 2.14 MODIFICATION OF 6.11 SPECIAL, SUPPLEMENTAL NUTRITION PROGRAM FOR
WOMEN, INFANTS AND CHILDREN (WIC) - SPECIFIC REQUIREMENTS

     Section 6.11.1, Special, Supplemental Nutrition Program for Women, Infants and Children (WIC) - Specific Requirements, was amended as follows to be consistent with STAR Language:

         6.11.1 HMO must coordinate with WIC to provide certain medical information which is necessary to determine WIC eligibility, such as height, weight, hematocrit or hemoglobin (see Article 7.16.3.2).

SECTION 2.15 MODIFICATION OF SECTION 6.12.4.3, TUBERCULOSIS.

     Section 6.12.4.3, Tuberculosis, was amended to be consistent with STAR contract language as follows:

         6.12.4.3 HMO may contract with the local TB control programs to perform any of the capitated services required in Article 6.12.

SECTION 2.16 MODIFICATION OF SECTION 6.13, HEALTH EDUCATION AND WELLNESS AND PREVENTION PLAN

     Section 6.13, Health Education and Wellness and Prevention Plan, is replaced with 6.13, People with Disabilities, Special Health Care Needs, or Chronic or Complex Conditions to be consistent with the STAR contract.

         6.13.1 HMO shall provide the following services to persons with disabilities, special health care needs, or chronic or complex conditions. These services are in addition to the covered services described in detail in the Texas Medicaid Provider Procedures Manual (Provider Procedures Manual) and the Texas Medicaid Bulletin, which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services is published by the Texas Medicaid program in the Texas Medicaid Service Delivery Guide.

         6.13.2 HMO must develop and maintain a system and procedures for identifying Members who have disabilities, special health care needs or chronic or complex medical and behavioral health conditions. Once identified, HMO must have effective health delivery systems to provide the covered services to meet the special preventive, primary acute, and specialty health care needs appropriate for treatment of the individual's condition. The guidelines and standards established by the American Academy of Pediatrics, the American College of Obstetrics/Gynecologists, the U.S. Public Health Service, and other medical and professional health organizations and associations' practice guidelines whose standards are recognized by HHSC must be used in determining the medically necessary services, assessment and plan of care for each individual.

         6.13.2.1 In accordance with 42 C.F.R. 438.208(b)(3), HMO shall provide information that identifies Members who the HMO has assessed as special health care needs Members to the State's enrollment broker. The information will be provided in a format to be specified by HHSC and updated by the 10th day of each month. In the event that a special health care needs Member changes health plans, HMO will work with receiving HMO to provide information concerning the results of the HMO's identification and assessment of that Member's needs, to prevent duplication of those activities.

         6.13.3 HMO must require that the PCP for all persons with disabilities, special health care needs or chronic or complex conditions develop a plan of care to meet the needs of the Member. The plan of care must be based on health needs, specialist(s) recommendations, and periodic reassessment of the Member's developmental and functional status and service delivery needs. HMO must require providers to maintain record keeping systems to ensure that each Member who has been identified with a disability or chronic or complex condition has an initial plan of care in

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         the primary care provider's medical records, that Member agrees to that plan of care, and that the plan is updated as often as the Member's needs change, but at least annually.

         6.13.4 HMO must provide a primary care and specialty care provider network for persons with disabilities, special health care needs, or chronic or complex conditions. Specialty and subspecialty providers serving all Members must be Board Certified/Board Eligible in their specialty. HMO may request exceptions from HHSC for approval of traditional providers who are not board-certified or board-eligible but who otherwise meet HMO's credentialing requirements.

         6.13.5 HMO must have in its network PCPs and specialty care providers that have documented experience in treating people with disabilities, special health care needs, or chronic or complex conditions, including children. For services to children with disabilities, special health care needs, or chronic or complex conditions, HMO must have in its network PCPs and specialty care providers that have demonstrated experience with children with disabilities, special health care needs, or chronic or complex conditions in pediatric specialty centers such as children's hospitals, medical schools, teaching hospitals and tertiary center levels.

         6.13.6 HMO must provide information, education and training programs to Members, families, PCPs, specialty physicians, and community agencies about the care and treatment available in HMO's plan for Members with disabilities, special health care needs, or chronic or complex conditions.

         HMO must ensure Members with disabilities, special health care needs, or chronic or complex conditions have direct access to a specialist.

         6.13.7 HMO must coordinate care and establish linkages, as appropriate for a particular Member, with existing community-based entities and services, including but not limited to: Maternal and Child Health, Children with Special Health Care Needs (CSHCN), the Medically Dependent Children Program (MDCP), Community Resource Coordination Groups (CRCGs), Interagency Council on Early Childhood Intervention
         (ECI), Home and Community-based Services (HCS), Community Living Assistance and Support Services (CLASS), Community Based Alternatives
         (CBA), In Home Family Support, Primary Home Care, Day Activity and Health Services (DAHS), Deaf/Blind Multiple Disabled waiver program and Medical Transportation Program (MTP).

         6.13.8 HMO must include TDH approved pediatric transplant centers, TDH designated trauma centers, and TDH designated hemophilia centers in its provider network (see Appendices E, F, and G for a listing of these facilities).

         6.13.9 HMO must ensure Members with disabilities or chronic or complex conditions have access to treatment by a multidisciplinary team when determined by the Member's PCP to be medically necessary for effective treatment, or to avoid separate and fragmented evaluations and service plans. The teams must include both physician and non-physician providers determined to be necessary by the Member's PCP for the comprehensive treatment of the Member. The team must:

         6.13.9.1  Participate in hospital discharge planning;

         6.13.9.2 Participate in pre-admission hospital planning for non-emergency hospitalizations;

         6.13.9.3 Develop specialty care and support service recommendations to be incorporated into the primary care provider's plan of care;

         6.13.9.4 Provide information to the Member and the Member's family concerning the specialty care recommendations; and

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         6.13.9.5 HMO must develop and implement training programs for primary care providers, community agencies, ancillary care providers, and families concerning the care and treatment of a Member with a disability or chronic or complex conditions.

         6.13.10 HMO must identify coordinators of medical care to assist providers who serve Members with disabilities and chronic or complex conditions and the Members and their families in locating and accessing appropriate providers inside and outside HMO's network.

         6.13.11 HMO must assist, through information and referral, eligible Members in accessing providers of non-capitated Medicaid services listed in Article 6.1.8, as applicable.

         6.13.12 HMO must ensure that Members who require routine or regular laboratory and ancillary medical tests or procedures to monitor disabilities, special health care needs, or chronic or complex conditions are allowed by HMO to receive the services from the provider in the provider's office or at a contracted lab located at or near the provider's office."

SECTION 2.17 MODIFICATION TO SECTION 6.14, CARE COORDINATION AND TRANSITION PLAN FOR LONG TERM CARE SERVICES

     Section 6.14, Care Coordination and Transition Plan for Long Term Care Services, is replaced with Section 6.14, Health Education and Wellness and Prevention Plan to be consistent with the STAR contract as follows:

         6.14 HEALTH EDUCATION AND WELLNESS AND PREVENTION PLANS

         6.14.1 Health Education Plan. HMO must develop and implement a Health Education plan. The health education plan must tell Members how HMO system operates, how to obtain services, including emergency care and out-of-plan services. The plan must emphasize the value of screening and preventive care and must contain disease-specific information and educational materials.

         6.14.2 Wellness Promotion Programs. HMO must conduct wellness promotion programs to improve the health status of its Members. HMO may cooperatively conduct Health Education classes for all enrolled STAR Members with one or more HMOs also contracting with HHSC in the service area to provide services to Medicaid recipients in all counties of the service area. Providers and HMO staff must integrate health education, wellness and prevention training into the care of each Member. HMO must provide a range of health promotion and wellness information and activities for Members in formats that meet the needs of all Members. HMO must:

         1. develop, maintain and distribute health education services standards, policies and procedures to providers;

         2. monitor provider performance to ensure the standards for health education services are complied with;

         3. inform providers in writing about any non-compliance with the plan standards, policies or procedures;

         4. establish systems and procedures that ensure that provider's medical instruction and education on preventive services provided to the Member are documented in the Member's medical record; and

         5. establish mechanisms for promoting preventive care services to Members who do not access care, e.g. newsletters, reminder cards, and mail-outs.

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         6.14.3 Health Education Activities Report. HMO must submit, upon request, a Health Education Activities Schedule to HHSC or its designee listing the time and location of classes, health fairs or other events conducted during the time period of the request.

SECTION 2.18 MODIFICATION OF SECTION 6.15, 1915(c) WAIVER SERVICE (COMMUNITY BASED ALTERNATIVES)

     Section 6.15, 1915(c) Waiver Service (Community Based Alternatives), is replaced with Section 6.15, Sexually Transmitted Diseases (STDS) and Human Immunodeficiency Virus (HIV), to be consistent with the STAR contract.

         6.15 SEXUALLY TRANSMITTED DISEASES (STDS) AND HUMAN IMMUNODEFICIENCY VIRUS (HIV)

         HMO must provide STD services that include STD/HIV prevention, screening, counseling, diagnosis, and treatment. HMO is responsible for implementing procedures to ensure that Members have prompt access to appropriate services for STDs, including HIV.

         6.15.1 HMO must allow Members access to STD services and HIV diagnosis services without prior authorization or referral by PCP. HMO must comply with Texas Family Code '32.003, relating to consent to treatment by a child.

         6.15.2 HMO must provide all covered services required to form the basis for a diagnosis and treatment plan for STD/HIV by the provider.

         6.15.3 HMO must consult with TDH regional public health authority to ensure that Members receiving clinical care of STDs, including HIV, are managed according to a protocol, which has been approved by HHSC (see
         Article 7.16.1 relating to cooperative agreements with public health authorities).

         6.15.4 HMO must make education available to providers and Members on the prevention, detection and effective treatment of STDs, including HIV.

         6.15.5 HMO must require providers to report all confirmed cases of STDs, including HIV, to the local or regional health authority according to 25 TAC Section 97.131 - 97.134, using the required forms and procedures for reporting STDs.

         6.15.6 HMO must coordinate with the HHSC regional health authority to ensure that Members with confirmed cases of syphilis, chancroid, gonorrhea, chlamydia and HIV receive risk reduction and partner elicitation/notification counseling. Coordination must be included in the subcontract required by Article 7.16.1. HMO may contract with local or regional health authorities to perform any of the covered services required in Article 6.15.

         6.15.7 HMO's PCPs may enter into contracts or agreements with traditional HIV service providers in the service area to provide services such as case management, psychosocial support and other services. If the service provided is a covered service under this contract, the contract or agreement must include payment provisions.

         6.15.8 The subcontract with the respective HHSC regional offices and city and county health departments, as described in Article 7.16.1, must include, but not be limited to, the following topics:

         6.15.8.1 Access for Case Investigation. Procedures must be established to make Member records available to public health agencies with authority to conduct disease investigation, receive confidential Member information, and follow up.

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         6.15.8.2 Medical Records and Confidentiality. HMO must require that providers have procedures in place to protect the confidentiality of Members provided STD/HIV services. These procedures must include, but are not limited to, the manner in which medical records are to be safeguarded; how employees are to protect medical information; and under what conditions information can be shared. HMO must inform and require its providers who provide STD/HIV services to comply with all state laws relating to communicable disease reporting requirements. HMO must implement policies and procedures to monitor provider compliance with confidentiality requirements.

         6.15.8.3 Partner Referral and Treatment. Members who are named as contacts to an STD, including HIV, should be evaluated and treated according to HMO's protocol. All protocols must be approved by HHSC. HMO's providers must coordinate referral of non-Member partners to local and regional health department STD staff.

         6.15.8.4 Informed Consent and Counseling. HMO must have policies and procedures in place regarding obtaining informed consent and counseling Members. The subcontracts with providers who treat HIV patients must include provisions requiring the provider to refer Members with HIV infection to public health agencies for in-depth prevention counseling, ongoing partner elicitation and notification services and other prevention support services. The subcontracts must also include provisions that require the provider to direct-counsel or refer an HIV-infected Member about the need to inform and refer all sex and/or needle-sharing partners that might have been exposed to the infection for prevention counseling and antibody testing.

SECTION 2.19 MODIFICATION OF SECTION 6.16, BLIND AND DISABLED MEMBERS

     Section 6.16, Blind and Disabled Members, is amended with the language below to be consistent with the STAR contract.

         6.16   BLIND AND DISABLED MEMBERS

         6.16.1 Blind and disabled Members' SSI status is effective the date of State's eligibility system, SAVERR, identifies the Member as Type Program 13 (TP13). On this effective date, the Member becomes a voluntary STAR Member.

         The State is responsible for updating the State's eligibility system within 45 days of official notice of the Members' federal SSI eligibility by the Social Security Administration (SSA).

         6.16.2 HMO must perform the same administrative services and functions as are performed for mandatory Members under this contract. These administrative services and functions include, but are not limited to:

         6.16.2.1  Prior authorization of services;

         6.16.2.2 All customer services functions offered Members in mandatory participation categories, including the complaint process, enrollment services, and hotline services;

         6.16.2.3 Linguistic services, including providing Member materials in alternative formats for the blind and disabled;

         6.16.2.4  Health education;

         6.16.2.5 Utilization management using HHSC Claims Administrator encounter data to provide appropriate interventions for Members through administrative case management;

         Quality assurance activities as needed and Focused Studies as required by HHSC; and

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         6.16.2.7 Coordination to link Blind and Disabled Members with applicable community resources and targeted case management programs (see Non-Capitated Services in Article 6.1.8).

         6.16.3 HMO must require network providers to submit claims for health and health-related services to HHSC's Claims Administrator for claims adjudication and payment.

         6.16.4 HMO must provide services to Blind and Disabled Members within HMO's network unless necessary services are unavailable within network. HMO must also allow referrals to out-of-network providers if necessary services are not available within HMO's network. Records must be forwarded to Member's PCP following a referral visit.

SECTION 2.20 ADDITION TO ARTICLE 6, SCOPE OF SERVICES

     Article 6, Scope of Services, is amended by adding Section 6.17, Care Coordination and Transition Plans for Long Term Care Services as follows:

         6.17 Care Coordination and Transition Plans For Long Term Care Services

         6.17.1 For STAR+PLUS Members that are receiving all preventive, primary, acute, and long term care services from the same HMO (this includes Members that are eligible for Medicaid only and Members that are Medicare eligible who select the STAR+PLUS HMO to also provide Medicare covered services), HMO shall ensure that each Member has a qualified PCP who is responsible for overall clinical direction and serves as a central point of integration and coordination of covered primary, acute, and long term care services. HMO will furnish a Care Coordinator to all Members who request one, or when HMO has determined through an assessment of the Member's health and support needs, that a Care Coordinator is required. The Care Coordinator shall be responsible for working with the Member or his representative and service providers to develop a seamless package of care in which primary, acute, and long term care service needs are met through a single, understandable, rational plan. Each Member's plan must also be well coordinated with the Member's family and community support systems. The Care Coordinator shall work as a team with the PCP, and coordinate all STAR+PLUS services with the PCP. HMO must identify and train certain Members or their families to coordinate their own care, to the extent of the Member's capability. HMO must empower its Care Coordinators to authorize and refer Members for all long term care services.

         6.17.2 For dually eligible Members who obtain their Medicare services outside the STAR+PLUS HMO's Medicare network, HMO is responsible for meeting the Member's long term care service needs. HMO's Care Coordinator shall be responsible for providing a seamless package of long term care services for each Member, and for coordinating preventive, primary, and acute care services provided elsewhere into an integrated, single, understandable, rational plan. Each Member's plan must also be coordinated with the Member's family and community support systems. In integrating each Member's care, the Care Coordinator shall work with the Members physician as a team in furnishing and coordinating a comprehensive long term care package. HMO must empower its Care Coordinators to authorize and refer Members for all long term care services. In order to integrate the Members acute and primary care, and stay abreast of the Members needs and condition, the Care Coordinator shall also actively involve and coordinate with the Members primary and specialty care providers and work cooperatively together.

         6.17.3 HMO shall provide information about and referral to community organizations that may not be providing STAR+PLUS covered services, but are otherwise important to the health and well-being of Members. These organizations include, but are not limited to:

         1) State/Federal agencies (e.g., those agencies with jurisdiction over children's services, aging, protective services, public health, substance abuse, mental health/retardation, rehabilitation,

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         developmental disabilities, income support, nutritional assistance, school districts, family support agencies, etc.);

         2) Social Service agencies (e.g., Area Agencies on Aging, residential support agencies, independent living centers, supported employment agencies, etc.) and ECI providers;

         3) City and County agencies (e.g., welfare departments, Women, Infants, and Children (WIC), housing programs, etc.);

         4) Civic and religious organizations; and

         5) Consumer groups, advocates, and councils (e.g., legal aid offices, consumer/family support groups, permanency planning, etc.).

         6.17.4 HMO must have a protocol for quickly assessing the needs of Members who are discharged from a hospital or other care or treatment facility. HMO must ensure that social workers and discharge planners in hospitals and hospital care coordinators are knowledgeable about the mandatory requirement for Medicaid Members to receive their long term care services under managed care. HMO Care Coordinator must work with the Members PCP (whether or not the PCP is in HMOs network), the hospital discharge planner(s), the Member, and the Members family to assess and plan for the Members discharge. When long term care is needed, HMO must ensure that the Members discharge plan includes arrangements for receiving community-based care whenever possible. HMO must ensure that the Member, the Members family, and the Members PCP are all well-informed of all service options that are available to meet the Members needs in the community.

         6.17.5 Within thirty (30) days of receiving the Member's enrollment package, HMO must review the screening information and any existing care plan, and develop a transition plan for that Member Until such time as HMO contacts the Member and coordinates modifications to the Members current treatment/long term care services plan, HMO must ensure that the current services continue and that there are no breaks in services/treatment.

         6.17.6 HMO must have assessment instruments. For infants and children, HMO must have an instrument appropriate for the assessment of children. The instrument(s) must be used to identify Members with significant health problems, requiring immediate attention, and which can be used to identify Members who need or are at risk of needing long term care services. The appropriate Minimum Data Set (MDS) instrument must be completed and electronically submitted to the State in the specified format initially and annually for every Member receiving long term care services, either in the community or in a facility, in addition to any assessment instrument HMO might use with the exception that for children under 21 do not have to be assessed using the MDS-HC. The instrument may be completed by HMO Subcontractor, or service provider, but HMO remains responsible for the data recorded. As specialized MDS instruments are developed for other living arrangements (e.g., assisted living), TDHS will notify HMO of the availability of the instrument and the date by which data collection for using the instrument would be required.

         6.17.7 For Members residing in nursing facilities, HMO must ensure that the NF provider uses the MDS version required by CMS regulations for assessment and care planning and submits the MDS data electronically to TDHS

         6.17.8 All Members who qualify for nursing facility level of care must be given the freedom to choose their setting of care, i.e., nursing facility, within HMO's network. HMO shall ensure that the Member or his representative is aware of all available options.

         6.17.9 HMO must ensure that Members needing home and community based long term care services are identified and referred to services in a timely manner.

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         No individual under 21 should be admitted to a nursing facility without completion of the following:

         1) Information about all available community-based long-term care services appropriate to the individual's needs provided to the individual and parent/guardian; and

         2) A Community Resource Coordination Group (CRCG) meeting has been held in which all other available options have been considered and rejected.

         6.17.10 When a need for nursing facility level of care is indicated, HMO must refer the Member to TDHS for determination of Members eligibility. HMO, at its discretion, may provide this level of rare to Members not determined eligible by TDHS.

         6.17.11 HMO must develop a system to have a centralized record for each Member reflecting current service plan and showing all services received by the Member from providers within HMO network and from providers external to the network. The centralized record will ensure that all Plan providers, including specialty and long term care service providers, make appropriate and timely entries regarding care provided, diagnosis, medications prescribed, and treatment plans developed. The PCP, or when applicable, the Care Coordinator, shall determine the appropriate physical location of the Member record. In most cases, the most appropriate location will be with the PCP or the Care Coordinator. However, the location may vary depending on residence (e.g., nursing homes or group homes) and particular care needs of the Member. The HMO shall ensure that the organization of and documentation included in the centralized Member record shall meet all applicable professional standards ensuring confidentiality of Member records, referrals, and documentation of information.

         HMO must have a systematic process for generating or receiving referrals and sharing confidential medical, treatment, and planning information across providers.

         6.17.12 HMO must assure that the Member is involved in the assessment process and fully informed about options, is included in the development of the service plan and is in agreement with the plan of care that is developed. 6.17.13 HMO must provide a transition plan for Members currently receiving Medicaid services. TDHS and/or previous health plan will provide current HMO with detailed service plans, names of current providers, etc. for Members receiving long term care services at the time of enrollment. The transition planning process includes, but is not limited to, the following:

         (a) Review of existing TDHS care plans;

         (b) Preparation of a transition plan that ensures continuous care under the Member's current care plan during the transfer into HMO's network while HMO conducts an appropriate assessment and development of a new plan if needed; and

         (c) If Durable Medical Equipment had been ordered prior to enrollment but not received by the time of enrollment, coordination and follow through to ensure that the Member receives other necessary supportive equipment and supplies without undue delay.

         6.17.14 HMO will hire Care Coordinators persons experienced in meeting the needs of vulnerable populations who have chronic or complex conditions. These include, but are not limited to, persons with an undergraduate and/or graduate degree in either social work or nursing with relevant work experience. HMO may subcontract the Care Coordination function to other entities or agencies, as long as the Subcontractor's Care Coordinators meet these requirements. HMO staff providing Care Coordination functions must be located within the STAR+PLUS Service Delivery Area.

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         6.17.15 The HMO will ensure that Home and Community Support Services
         (HCSS) agencies providing services to members will hire personal assistance services and community support services providers chosen by the participant, or the participants legal authorized representative provided the individual who will provide the services:

         (1) meets minimum qualifications for the service,

         (2) is willing to be employed as an attendant by the HCSS provider agency; and

         (3) is willing, and determined competent by the HCSS nurse, to deliver the service(s) according to the clients individual service plan (ISP)

         (4) HMO staff providing Care Coordination functions must be located within the STAR+PLUS Service Delivery Area.

SECTION 2.21      ADDITION TO-ARTICLE 6, SCOPE OF SERVICES

     Article 6, Scope of Services, is amended to add Section 6.18, 1915 (c) Waiver Service (Community Based Alternatives) as follows:

         6.18 The HMO must provide to members the array of services allowable through the CMS approved 1915 (c) waiver. TDHS and the HMO mutually agree to the terms and conditions set forth herein and to the provisions of the applicable state and federal regulations, applicable licensure, to the terms set forth in the Community Based Alternative
         (CBA) Provider Manual, a copy of which has been furnished to HMO and that is incorporated herein by reference as part of this contract, and to any subsequent additions, deletions or amendments to such regulations, to any policy letters and/or subsequent revisions to the CBA Provider Manual that are provided to HMO, and the pertinent rules published by TDHS and/or the single state Medicaid agency.

         6.18.1.1 1915 (c) Waiver services must be available to all members who meet Community Based Alternatives (CBA) eligibility requirements based on their assessment and medical necessity.

         6.18.1.2 1915 (c) Waiver services may be made available to members who do not meet the CBA eligibility requirements based on assessment and medical necessity as a value added service.

         6.18.2 Waiver Service eligibility for members of the HMO

         6.18.2.1 The HMO must notify TDHS when CBA eligibility testing is initiated on a member of the HMO.

         6.18.2.2 The HMO must apply risk criteria, complete the Form 3652 for medical necessity determination, complete the assessment documentation and prepare a CBA Individual Service Plan (ISP) for each member requesting CBA services or for members identified as needing CBA services.

         6.18.2.3 The HMO must provide TDHS the results of the assessment activities.

         6.18.2.4 TDHS will notify the member and the HMO of the results of their eligibility determination based on the information provider by the HMO.

         6.18.2.4.1 If the member is eligible, the member will be notified of the effective date of eligibility. A copy of the notice will be sent to the HMO.

         6.18.2.4.2 If the member is not eligible, the notification will provide information on the member's right to appeal the adverse determination. A copy of the notice will be sent to the HMO.

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         6.18.3 Waiver Service eligibility for Medical Assistance Only non-member applicants.

         6.18.3.1 TDHS will inform the applicant that services are provided through an HMO and allow the applicant to select the HMO.

         6.19.3.2 TDHS will notify the selected HMO to initiate pre-enrollment assessment services required under the waiver for the non-member.

         6.18.3.3 The HMO must complete Form 3652 for medical necessity determination, complete the assessment documentation and prepare a CBA Individual Service Plan (ISP) for each applicant referred by TDHS.

         6.18.3.4 The HMO must provide information to TDHS reflecting the results of the assessment activities.

         6.18.3.5 The HMO will be authorized payment for the assessment activities in accordance with the fee-for-services schedule in effect at the time of the assessment regardless of final determination of applicant eligibility.

         6.18.3.6 TDHS will notify the client and the HMO of the results of their eligibility determination.

         6.18.3.6.1 If the applicant is eligible,

         6.18.3.6.1.1 The HMO will be notified of their eligibility and the effective date of eligibility will be the first day of the month following the determination of eligibility.

         6.18.3.6.1.2 The HMO will be notified of client eligibility and the client will be enrolled in the HMO on the date that eligibility is effective. The HMO will initiate the ISP on the date of enrollment.

         6.18.3.6.2 If the applicant is not eligible, the notification will provide information on the applicant's right to appeal the adverse determination. Notification will be sent to the HMO if the client is not eligible for CBA services.

         6.18.3.7 Rider 7 applies to ongoing current CBA Members receiving STAR+PLUS services. Rider 7 does not apply to initial STAR+PLUS applicants. The HMO may not disallow or jeopardize community services for CBA eligible members currently receiving STAR+PLUS services if those services are required for that Member to live in the most integrated setting and the exemption complies with the CMS cost-effectiveness requirement.

         6.18.4 Annual Reassessment. Prior to the end date of the annual ISP, the HMO must initiate the annual reassessment to determine and validate continued eligibility for CBA services for each CBA client. The HMO will be expected to complete the same activities and submit the same documentation to TDHS for the annual reassessment as required for the initial determination of eligibility. The HMO is responsible for assessment activities for members and no additional compensation will be paid for the annual reassessment for members.

SECTION 2.22      ADDITION TO ARTICLE 6, SCOPE OF SERVICES

     Article 6, Scope of Services, is amended to add Section 6.19, Consumer Directed Services, as follows:

         6.19 CONSUMER DIRECTED SERVICES

         6.19.1 The HMO must make available the Consumer Directed Services (CDS) option to all members desiring that option. The HMO will provide information on CDS.

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         6.19.1.1 At initial assessment for attendant care services,

         6.19.1.2 At annual reassessment for attendant care services,

         6.19.1.3 And at any time when a member/client so requests that information.

         6.19.2 The HMO must contract with providers who are able to offer Consumer Directed Services. To participate as a provider of Consumer Directed Services, the provider must:

         6.19.2.1 Have entered into a contract with TDHS for the delivery of those services.

         6.19.2.2 Be licensed for the delivery of attendant care services.

         6.19.3 The HMO must assure compliance with the Texas Administrative Code as found at Title 40, Social Services & Assistance, Part I, Texas Department of Human Services Chapter 41, Vendor Fiscal Intermediary Payments - TAC Section Numbers 41.101, 41.103, and 41.105. In addition, the HMO must comply with the Consumer Directed Services in STAR+PLUS Guidelines which are hereby incorporated by reference.

SECTION 2.23      MODIFICATION OF SECTION 7.1, NETWORK PROVIDER DIRECTORY

     Section 7.1, Network Provider Directory, is replaced with Section 7.1, Provider Accessibility, to be consistent with the STAR contract and to be compliant with BBA.

         7.1 PROVIDER ACCESSIBILITY

         7.1.1 HMO must enter into written contracts with properly credentialed health care service providers. The names of all providers must be submitted to HHSC as part of HMO subcontracting process. HMO must have its own credentialing process to review, approve and periodically recertify the credentials of all participating providers in compliance with 28 TAC 11.1902, relating to credentialing of providers in HMOs.

         7.1.2 HMO must require tax I.D. numbers from all providers. HMO is required to do backup withholding from all payments to providers who fail to give tax I.D. numbers or who give incorrect numbers.

         7.1.3 Timeframes for Access Requirements. HMO must have sufficient network providers and establish procedures to ensure Members have access to routine, urgent, and emergency services; telephone appointments; advice and Member service lines. These services must be accessible to Members within the following timeframes:

         7.1.3.1 Urgent Care within 24 hours of request;

         7.1.3.2 Routine care within 2 weeks of request;

         7.1.3.3 Physical Wellness Exams for adults must be provided within 8 to 10 weeks of the request;

         7.1.3.4 HMO must establish policies and procedures to ensure that THSteps Checkups be provided within 90 days of new enrollment, except newborn Members should be seen within 2 weeks of enrollment, and in all cases for all Members be consistent with the American Academy of Pediatrics and THSteps periodicity schedule which is based on the American Academy of Pediatrics schedule and delineated in the Texas Medicaid Provider Procedures Manual and the Medicaid bi-monthly bulletins (see Article 6.1, Scope of Services). If the Member does not request a checkup, HMO must establish a procedure for contacting the Member to schedule the checkup.

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         7.1.3.5 Prenatal Care within 2 weeks of request.

         7.1.4 HMO is prohibited from requiring a provider or provider group to enter into an exclusive contracting arrangement with HMO as a condition for participation in its provider network.

SECTION 2.24      MODIFICATION OF SECTION 7.2, PROVIDER ACCESSIBILITY

     Section 7.2, Provider Accessibility is replaced with Section 7.2, Provider Contracts to be consistent with STAR contract as follows:

         7.2 PROVIDER CONTRACTS

         7.2.1 All providers must have a written contract, either with an intermediary entity or an HMO, to participate in the Medicaid program (provider contract). HMO must make all contracts available to HHSC upon request, at the time and location requested by HHSC. All standard formats of provider contracts must be submitted to HHSC for approval no later than 60 days after the effective date of this contract, unless previously filed with HHSC. HMO must submit one paper copy and one electronic copy in a form specified by HHSC. Any change to the standard format must be submitted to HHSC for approval no later than 30 days prior to the implementation of the new standard format. All provider contracts are subject to the terms and conditions of this contract and must contain the provisions of Article 5, Statutory and Regulatory Compliance, and the provisions contained in Article 3.2.4.

         7.2.1.1 HHSC has 15 working days to review the materials and recommend any suggestions or required changes. If HHSC has not responded to HMO by the fifteenth day, HMO may execute the contract. HHSC reserves the right to request HMO to modify any contract that has been deemed approved.

         7.2.2 Primary Care Provider (PCP) contracts and specialty care contracts must contain provisions relating to the requirements of the provider types found in this contract. For example, PCP contracts must contain the requirements of Article 7.8 relating to Primary Care Providers.

         7.2.3 Provider contracts that are requested by any agency with authority to investigate and prosecute fraud and abuse must be produced at the time and place required by HHSC or the requesting agency. Provider contracts requested in response to a Public Information request must be produced within 48 hours of the request. Requested contracts and all related records must be provided free-of-charge to the requesting agency.

         7.2.4 The form and substance of all provider contracts are subject to approval by HHSC. HHSC retains the authority to reject or require changes to any contract that do not comply with the requirements or duties and responsibilities of this contract. HMO REMAINS RESPONSIBLE FOR PERFORMING AND FOR ANY FAILURE TO PERFORM ALL DUTIES, RESPONSIBILITIES AND SERVICES UNDER THIS CONTRACT REGARDLESS OF WHETHER THE DUTY, RESPONSIBILITY OR SERVICE IS CONTRACTED TO ANOTHER FOR ACTUAL PERFORMANCE.

         7.2.5 HHSC reserves the right and retains the authority to make reasonable inquiry and conduct investigations into provider and Member complaints against HMO or any intermediary entity with whom HMO contracts to deliver health care services under this contract. HHSC may impose appropriate sanctions and contract remedies to ensure HMO compliance with the provisions of this contract.

         7.2.6 HMO must not restrict a provider's ability to provide opinions or counsel to a Member with respect to benefits, treatment options, and provider's change in network status.

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         7.2.7 To the extent feasible within HMO's existing claims processing systems, HMO should have a single or central address to which providers must submit claims. If a central processing center is not possible within HMO's existing claims processing system, HMO must provide each network provider a complete list of all entities to whom the providers must submit claims for processing and/or adjudication. The list must include the name of the entity, the address to which claims must be sent, explanation for determination of the correct claims payer based on services rendered, and a phone number the provider may call to make claims inquiries. HMO must notify providers in writing of any changes in the claims filing list at least 30 days prior to effective date of change. If HMO is unable to provide 30 days notice, providers must be given a 30-day extension on their claims filing deadline to ensure claims are routed to correct processing center.

         7.2.8 HMO, all IPAs, and other intermediary entities must include contract language which substantially complies with the following standard contract provisions in each Medicaid provider contract. This language must be included in each contract with an actual provider of services, whether through a direct contract or through intermediary provider contracts:

         7.2.8.1 [Provider] is being contracted to deliver Medicaid managed care under the HHSC STAR program. HMO must provide copies of the HHSC/HMO Contract to the [Provider] upon request. [Provider] understands that services provided under this contract are funded by State and federal funds under the Medicaid program. [Provider] is subject to all state and federal laws, rules and regulations that apply to all persons or entities receiving state and federal funds. [Provider] understands that any violation by a provider of a State or federal law relating to the delivery of services by the provider under this HMO/Provider contract, or any violation of the HHSC/HMO contract could result in liability for money damages, and/or civil or criminal penalties and sanctions under state and/or federal law.

         7.2.8.2 [Provider] understands and agrees that HMO has the sole responsibility for payment of covered services rendered by the provider under HMO/Provider contract. In the event of HMO insolvency or cessation of operations, [Provider's] sole recourse is against HMO through the bankruptcy, conservatorship, or receivership estate of HMO.

         7.2.8.2.1 [Provider] understands and agrees that the HMO's Medicaid enrollee Members are not to be held liable for the HMO's debts in the event of the entity's insolvency in accordance with 42 C.F.R.
         Section 438.106(a).

         7.2.8.3 [Provider] understands and agrees HHSC is not liable or responsible for payment for any Medicaid covered services provided to mandatory Members under HMO/Provider contract. Federal and State laws provide severe penalties for any provider who attempts to collect any payment from or bill a Medicaid recipient for a covered service.

         7.2.8.4 [Provider] agrees that any modification, addition, or deletion of the provisions of this contract will become effective no earlier than 30 days after HMO notifies HHSC of the change in writing. If HHSC does not provide written approval within 30 days from receipt of notification from HMO, changes can be considered provisionally approved, and will become effective. Modifications, additions or deletions which are required by HHSC or by changes in state or federal law are effective immediately.

         7.2.8.5 This contract is subject to all state and federal laws and regulations relating to fraud and abuse in health care and the Medicaid program. [Provider] must cooperate and assist HHSC and any state or federal agency that is charged with the duty of identifying, investigating, sanctioning or prosecuting suspected fraud and abuse. [Provider] must provide originals and/or copies of any and all information, allow access to premises and provide records to HHSC or its authorized agent(s), HHSC, CMS, the U.S. Department of Health and Human Services, FBI, TDI, and the Texas Attorney General's Medicaid Fraud Control Unit, upon request, and free-of-charge. [Provider] must report any suspected fraud or abuse including any suspected fraud and abuse committed by HMO or a Medicaid recipient to HHSC for referral to HHSC.7.2.8.6 [Provider] is

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         required to submit proxy claims forms to HMO for services provided to all STAR Members that are capitated by HMO in accordance with the encounter data submissions requirements established by HMO and HHSC.

         7.2.8.7 HMO is prohibited from imposing restrictions upon the [Provider's] free communication with Members about a Member's medical conditions, treatment options, HMO referral policies, and other HMO policies, including financial incentives or arrangements and all STAR managed care plans with whom [Provider] contracts.

         7.2.8.8 The Texas Medicaid Fraud Control Unit must be allowed to conduct private interviews of [Providers] and the [Providers'] employees, contractors, and patients. Requests for information must be complied with, in the form and language requested. [Providers] and their employees and contractors must cooperate fully in making themselves available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process, including investigations. Compliance with this Article is at HMO's and [Provider's] own expense.

         7.2.8.9 HMO must include the method of payment and payment amounts in all provider contracts.

         7.2.8.10 All provider clean claims must be adjudicated within 30 days. HMO must pay provider interest on all clean claims that are not paid within 30 days at a rate of 1.5% per month (18% annual) for each month the claim remains unadjudicated.

         7.2.8.11 HMO must prohibit network providers from interfering with or placing liens upon the state's right or HMO's right, acting as the state's agent, to recovery from third party resources. HMO must prohibit network providers from seeking recovery in excess of the Medicaid payable amount or otherwise violating state and federal laws.

         7.2.9 HMO must follow the procedures outlined in article 20A.18A of the Texas Insurance Code if terminating a contract with a provider, including an STP. At least 30 days before the effective date of the proposed termination of the provider's contract, HMO must provide a written explanation to the provider of the reasons for termination. HMO may immediately terminate a provider contract if the provider presents imminent harm to patient health, actions against a license or practice, or fraud.

         7.2.9.1 Within 60 days of the termination notice date, a provider may request a review of HMO's proposed termination by an advisory review panel, except in a case in which there is imminent harm to patient health, an action against a private license, or fraud. The advisory review panel must be composed of physicians and providers, as those terms are defined in article 20A.02(r) and (t), including at least one representative in the provider's specialty or a similar specialty, if available, appointed to serve on the standing quality assurance committee or utilization review committee of HMO. The decision of the advisory review panel must be considered by HMO but is not binding on HMO. HMO must provide to the affected provider, on request, a copy of the recommendation of the advisory review panel and HMO's determination.

         7.2.9.2 A provider who is terminated is entitled to an expedited review process by HMO on request by the provider. HMO must provide notification of the provider's termination to HMO's Members receiving care from the terminated provider at least 30 days before the effective date of the termination. If a provider is terminated for reasons related to imminent harm to patient health, HMO may notify its Members immediately.

         7.2.10 HMO must notify HHSC no later than 90 days prior to terminating any subcontract affecting a major performance function of this contract. If HMO seeks to terminate a provider's contract for imminent harm to patient health, actions against a license or practice, or fraud, contract termination may be immediate. HHSC will require assurances that any contract termination will not result in an interruption of an essential service or major contract function.

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         7.2.11 HMO must include a complaint and appeals process which complies with the requirements of Article 20A.12 of the Texas Insurance Code relating to Complaint Systems in all provider contracts. HMO's complaint and appeals process must 6e the same for all providers.

         7.2.12 Notice to Rejected Providers. In accordance with 42 C.F.R.Section 438.129(a)(2), if an HMO declines to include individual or groups of providers in its network, it must give the affected providers written notice of the reason for its decision.

SECTION 2.25      MODIFICATION TO SECTION 7.3, PROVIDER CONTRACTS

     Section 7.3, Provider Contracts, is replaced with Section 7.3, Physician Incentive Plans, to be consistent with the STAR contract.

         7.3 PHYSICIAN INCENTIVE PLANS

         7.3.1 HMO may operate a physician incentive plan only if: (1) no specific payment may be made directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to a Member; and
         (2) the stop-loss protection, enrollee surveys and disclosure requirements of this Article are met.

         7.3.2 HMO must disclose to HHSC information required by federal regulations found at 42 C.F.R. Section 417.479. The information must be disclosed in sufficient detail to determine whether the incentive plan complies with the requirements at 42 C.F.R.'417.479. The disclosure must contain the following information:

         7.3.2.1 Whether services not furnished by a physician or physician group (referral services) are covered by the incentive plan. If only services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the incentive plan are not required to be disclosed.

         7.3.2.2 The type of incentive arrangement (e.g. withhold, bonus, capitation).

         7.3.2.3 The percent of the withhold or bonus, if the incentive plan involves a withhold bonus.

         7.3.2.4 Whether the physician or physician group has evidence of a stop-loss protection, including the amount and type of stop-loss protection.

         7.3.2.5 The panel size and the method used for pooling patients, if patients are pooled.

         7.3.2.6 The results of Member and disenrollee surveys, if HMO is required under 42 C.F.R. '417.479 to conduct Member and disenrollee surveys.

         7.3.3 HMO must submit the information required in Articles 7.3.2.1 -
         7.3.2.5 to HHSC by the effective date of this contract and each anniversary date of the contract.

         7.3.4 HMO must submit the information required in Article 7.3.2.6 one year after the effective date of initial contract or effective date of renewal contract, and annually each subsequent year under the contract. HMO's who put physicians or physician groups at substantial financial risk must conduct a survey of all Members who have voluntarily disenrolled in the previous year. A list of voluntary disenrollees may be obtained from the Enrollment Broker.

         7.3.5 HMO must provide Members with information regarding Physician Incentive Plans upon request. The information must include the following:

         7.3.5.1 whether HMO uses a physician incentive plan that covers referral services;

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         7.3.5.2 the type of incentive arrangement (i.e., withhold, bonus, capitation);

         7.3.5.3 whether stop-loss protection is provided; and

         7.3.5.4 results of enrollee and disenrollee surveys, if required under 42 C.F.R '417.479.

         7.3.5.5 HMO must ensure that IPAs and ANHCs with whom HMO contracts comply with the requirements above. HMO is required to meet the requirements above for all levels of subcontracting.

SECTION 2.26      MODIFICATION TO SECTION 7.4, PHYSICIAN INCENTIVE PLAN

     Section 7.4, Physician Incentive Plan, is replaced with Section 7.4, Provider Manual and Provider Training to be consistent with the STAR contract as follows:

         7.4 PROVIDER MANUAL AND PROVIDER TRAINING

         7.4.1 HMO must prepare and issue a Provider Manual(s), including any necessary specialty manuals (e.g. behavioral health) to the providers in the HMO network and to newly contracted providers in the HMO network within five (5) working days from inclusion of the provider into the network. The Provider Manual must contain sections relating to special requirements of the STAR Program as required under this contract. See Appendix D, Required Critical Elements, for specific details regarding content requirements.

         Provider Manual and any revisions must be approved by HHSC prior to publication and distribution to providers (see Article 3.4.1 regarding the process for plan materials review).

         7.4.2 HMO must provide training to all network providers and their staff regarding the requirements of the HHSC/HMO contract and special needs of STAR Members.

         7.4.2.1 HMO training for all providers must be completed no later than 30 days after placing a newly contracted provider on active status. HMO must provide on-going training to new and existing providers as required by HMO or HHSC to comply with this contract.

         7.4.2.2 HMO must include in all PCP training how to screen for and identify behavioral health disorders, HMO's referral process to behavioral health care services and clinical coordination requirements for behavioral health. HMO must include in all training for behavioral health providers how to identify physical health disorders, HMO's referral process to primary care and clinical coordination requirements between physical medicine and behavioral health providers. HMO must include training on coordination and quality of care such as behavioral health screening techniques for PCPs and new models of behavioral health interventions.

         7.4.3 HMO must provide primary care and behavioral health providers with screening tools and instruments approved by HHSC.

         7.4.4 HMO must maintain and make available upon request enrollment or attendance rosters dated and signed by each attendee or other written evidence of training of each network provider and their staff.

         7.4.5 HMO must have its written policies and procedures for the screening, assessment and referral processes between behavioral health providers and physical medicine providers available for HHSC review prior to the effective date of the contract.

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SECTION 2.27      MODIFICATION TO SECTION 7.5, PROVIDER MANUAL AND PROVIDER
                  TRAINING

     Section 7.5, Provider Manual and Provider Training, is replaced with
     Section 7.5, Member Panel Reports to be consistent with the STAR contract.

         7.5 MEMBER PANEL REPORTS

         HMO must furnish each PCP with a current list of enrolled Members enrolled or assigned to that Provider no later than 5 working days after HMO receives the Enrollment File from the Enrollment Broker each month.

SECTION 2.28      MODIFICATION TO SECTION 7.6, MEMBER PANEL REPORTS

     Section 7.6, Member Panel Reports is replaced with Section 7.6, Provider Complaint and Appeal Procedures.

         7.6 PROVIDER COMPLAINT AND APPEAL PROCEDURES

         7.6.1 HMO must develop, implement and maintain a provider complaint system. The complaint and appeal procedures must be in compliance with all applicable state and federal law or regulations. All Member complaints and/or appeals of an adverse determination requested by the enrollee, or any person acting on behalf of the enrollee, or a physician or provider acting on behalf of the enrollee must comply with the provisions of this Article. Modifications and amendments to the complaint system must be submitted to HHSC no later than 30 days prior to the implementation of the modification or amendment.

         7.6.2 HMO must include the provider complaint and appeal procedure in all network provider contracts or in the provider manual.

         7.6.3 HMO's complaint and appeal process cannot contain provisions requiring a provider to submit a complaint or appeal to HHSC for resolution in lieu of the HMO's process.

         7.6.4 HMO must establish mechanisms to ensure that network providers have access to a person who can assist providers in resolving issues relating to claims payment, plan administration, education and training, and complaint procedures.

SECTION 2.29      MODIFICATION OF SECTION 7.7, PROVIDER COMPLAINT AND APPEAL
                  PROCEDURES

     Section 7. 7, Provider Complaint and Appeal Procedures, is replaced with
     Section 7.7, Provider Qualifications-General. Section 7.7 is retitled
     Section 7.7.1 and new Section 7.7.2, Provider Credentialing and Recredentialing is added:

         7.7.1 PROVIDER QUALIFICATIONS - GENERAL

PROVIDER                                QUALIFICATION
--------------------------------------------------------------------------------
Hospital          An institution licensed as a general or special hospital by the State of Texas under Chapter 241 of the Health and Safety
                  Code, which is enrolled as a provider in the Texas Medicaid
                  Program. HMO will require that all facilities in the network used for acute inpatient specialty care for people under age
                  21 with disabilities, special health care needs, or chronic or complex conditions will have a designated pediatric unit; 24 hour laboratory and blood bank availability; pediatric
                  radiological capability, meet JCAHO standards; and have
                  discharge planning and social service units. HMO may request exceptions to this requirement for specific hospitals within their networks, from HHSC.
--------------------------------------------------------------------------------

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         7.7.2 PROVIDER CREDENTIALING AND RECREDENTIALING

         In accordance with 42 C.F.R Section 438.214, HMO's standard credentialing and recredentialling process must include the following provisions to determine whether physicians and other health care professionals, who are licensed by the State and who are under contract with HMO, are qualified to perform their services.

         7.7.2.2.1 Written Policies and Procedures. MCO has written policies and procedures for the credentialing process that includes MCO's initial credentialing of practitioners as well as its subsequent recredentialing, recertifying and/or reappointment of practitioners.

         7.7.2.2 Oversight by Governing Body. The Governing Body, or the group or individual to which the Governing Body has formally delegated the credentialing function, has reviewed and approved the credentialing policies and procedures.

         7.7.2.3 Credentialing Entity. The plan designates a credentialing committee or other peer review body, which makes recommendations regarding credentialing decisions.

         7.7.2.4 Scope. The plan identifies those practitioners who fall under its scope of authority and action. This shall include, at a minimum, all physicians, dentists, and other licensed health practitioners included in the review organization's literature for Members, as an indication of those practitioners whose service to Members is contracted or anticipated.

         7.7.2.5 Process. The initial credentialing process obtains and reviews verification of the following information, at a minimum:

         a) The practitioner holds a current valid license to practice;

         b) Valid DEA or CDS certificate, as applicable;

         c) Graduation from medical school and completion of a residency or other post-graduate training, as applicable;

         d) Work history;

         e) Professional liability claims history;

         f) The practitioner holds current, adequate malpractice insurance according to the plan's policy;

         g) Any revocation or suspension of a state license or DEA/BNDD number;

         h) Any curtailment or suspension of medical staff privileges (other than for incomplete medical records);

         i) Any sanctions imposed by Medicaid and/or Medicare;

         j) Any censure by the State or County Medical Association;

         k) MCO requests information on the practitioner from the National Practitioner Data Bank and the State Board of Medical Examiners;

         1) The application process includes a statement by the Applicant regarding: (This information should be used to evaluate the practitioner's current ability to practice.)

         m) Any physical or mental health problems that may affect current ability to provide health care;

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         n) Any history of chemical dependency/substance abuse;

         o) History of loss of license and/or felony convictions;

         p) History of loss or limitation of privileges or disciplinary activity; and

         q) An attestation to correctness/completeness of the application.

         7.2.2.6 There is an initial visit to each potential primary care practitioner's office, including documentation of a structured review of the site and medical record keeping practices to ensure conformance with MCO's standards.

         7.7.2.7 Recredentialing. A process for the periodic reverification of clinical credentials (recredentialing, reappointment, or recertification) is described in MCO's policies and procedures.

         7.7.2.8 There is evidence that the procedure is implemented at least every three years.

         7.7.2.9 MCO conducts periodic review of information from the National Practitioner Data Bank, along with performance data on all physicians, to decide whether to renew the participating physician agreement. At a minimum, the recredentialing, recertification or reappointment process is organized to verify current standing on items listed in "E-1" through "E-7" and item "E-13" above.

         7.7.2.10 The recredentialing, recertification or reappointment process also includes review of data from: a) Member complaints and b) results of quality reviews.

         7.7.2.11 Delegation of Credentialing Activities. If MCO delegates credentialing (and recredentialing, recertification, or reappointment) activities, there is a written description of the delegated activities, and the delegate's accountability for these activities. There is also evidence that the delegate accomplished the credentialing activities. MCO monitors the effectiveness of the delegate's credentialing and reappointment or recertification process.

         7.7.2.12 Retention of Credentialing Authority. MCO retains the right to approve new providers and sites and to terminate or suspend individual providers. MCO has policies and procedures for the suspension, reduction or termination of practitioner privileges.

         7.7.2.13 Reporting Requirement. There is a mechanism for, and evidence of implementation of, the reporting of serious quality deficiencies resulting in suspension or termination of a practitioner, to the appropriate authorities. MCO will implement and maintain policies and procedures for disciplinary actions including reducing, suspending, or terminating a practitioner's privileges.

         7.7.2.14 Appeals Process. There is a provider appellate process for instances where MCO chooses to reduce, suspend or terminate a practitioner's privileges with the organization.

SECTION 2.30      MODIFICATION OF SECTION 7.8, PROVIDER QUALIFICATIONS - GENERAL

         Section 7.8. Provider Qualifications- General, is replaced with Sections 7.8, Primary Care Providers, to be consistent with STAR contract.

         7.8 PRIMARY CARE PROVIDERS

         7.8.1.1 HMO must provide supporting documentation, as specified and requested by the State, to verify that their provider network meets the requirements of this contract at the time the HMO enters into a contract and at the time of a significant change as required by 42 C.F.R. Section 438.207(b).

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         A significant change can be, but is not limited to, change in ownership
         (purchase, merger, acquisition), new start-up, bankruptcy, and/or a major subcontractor change directly affecting a provider network such as (IPA's, BHO, medical groups, etc.).

         7.8.8 The PCP for a Member with disabilities, special health care needs, or chronic or complex conditions may be a specialist who agrees to provide PCP services to the Member. The specialty provider must agree to perform all PCP duties required in the contract and PCP duties must be within the scope of the specialist's license. Any interested person may initiate the request for a specialist to serve as a PCP for a Member with disabilities, special health care needs, or chronic or complex conditions.

         7.8.11.4 HMO must require PCPs for children under the age of 21 to provide or arrange to have provided all services required under Section
         6.8 relating to Texas Health Steps, Section 6.9 relating to Perinatal Services, Section 6.10 relating to Early Childhood Intervention,
         Section 6.11 relating to WIC, Section 6.13 relating to People With Disabilities, special health care needs, or chronic or complex conditions, and Section 6.14 relating to Health Education and Wellness and Prevention Plans. PCP must cooperate and coordinate with HMO to provide Member and the Member's family with knowledge of and access to available services."

         7.8.1 HMO must have a system for monitoring Member enrollment into its plan to allow HMO to effectively plan for future needs and recruit network providers as necessary to ensure adequate access to primary care and specialty care. The Member enrollment monitoring system must include the length of time required for Members to access care within the network. The monitoring system must also include monitoring after-hours availability and accessibility of PCPs.

         7.8.2 HMO must maintain a primary care provider network in sufficient numbers and geographic distribution to serve a minimum of forty-five percent (45%) of the mandatory STAR eligibles in each county of the service area. HMO is required to increase the capacity of the network as necessary to accommodate enrollment growth beyond the forty-fifth percentile (45%).

         7.8.3 HMO must maintain a provider network that includes pediatricians and physicians with pediatric experience in sufficient numbers and geographic distribution to serve eligible children and adolescents in the service area and provide timely access to the full scope of benefits, especially THSteps checkups and immunizations.

         7.8.4 HMO must comply with the access requirements as established by the Texas Department of Insurance for all HMOs doing business in Texas, except as otherwise required by this contract.

         7.8.5 HMO must have physicians with board eligibility/certification in pediatrics available for referral for Members under the age of 21.

         7.8.5.1 Individual PCPs may serve more than 2,000 Members. However, if HHSC determines that a PCP's Member enrollment exceeds the PCP's ability to provide accessible, quality care, HHSC may prohibit the PCP from receiving further enrollments. HHSC may direct HMOs to assign or reassign Members to another PCP's panel.

         7.8.6 HMO must have PCPs available throughout the service area to ensure that no Member must travel more than 30 miles to access the PCP, unless an exception to this distance requirement is made by HHSC.

         7.8.7 HMO's primary care provider network may include providers from any of the following practice areas: General Practitioners; Family Practitioners; Internists; Pediatricians; Obstetricians/Gynecologists (OB/GYN); Pediatric and Family Advanced Practice Nurses (APNs), and Certified Nurse Midwives Women Health (CNMs) practicing under the supervision of a physician; Physician Assistants (PAs) practicing under the supervision of a physician specializing

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         in Family Practice, Internal Medicine, Pediatrics or
         Obstetrics/Gynecology who also qualifies as a PCP under this contract; or Federally Qualified Health Centers (FQHCs), Rural Health Clinics
         (RHCs) and similar community clinics; and specialists who are willing to provide medical homes to selected Members with special needs and conditions (see Article 7.9.4).

         7.8.8 The PCP for a Member with disabilities or chronic or complex conditions may be a specialist who agrees to provide PCP services to the Member. The specialty provider must agree to perform all PCP duties required in the contract and PCP duties must be within the scope of the specialist's license. Any interested person may initiate the request for a specialist to serve as a PCP for a Member with disabilities or chronic or complex conditions.

         7.8.9 PCPs must either have admitting privileges at a hospital, which is part of HMO network of providers, or make referral arrangements with an HMO provider who has admitting privileges to a network hospital.

         7.8.10 HMO must require, through contract provisions, that PCPs are accessible to Members 24 hours a day, 7 days a week. The following are acceptable and unacceptable phone arrangements for contacting PCPs after normal business hours.

         Acceptable:

         1. Office phone is answered after-hours by an answering service, which meets language requirements of the major population groups and which can contact the PCP or another designated medical practitioner. All calls answered by an answering service must be returned within 30 minutes.

         2. Office phone is answered after normal business hours by a recording in the language of each of the major population groups served directing the patient to call another number to reach the PCP or another provider designated by the PCP. Someone must be available to answer the designated provider's phone. Another recording is not acceptable.

         3. Office phone is transferred after office hours to another location where someone will answer the phone and be able to contact the PCP or another designated medical practitioner, who can return the call within 30 minutes.

         Unacceptable:

         1.   Office phone is only answered during office hours.

         2. Office phone is answered after-hours by a recording which tells patients to leave a message.

         3. Office phone is answered after-hours by a recording which directs patients to go to an Emergency Room for any services needed.

         4.   Returning after-hours calls outside of 30 minutes.

         7.8.11 HMO must require PCPs, through contract provisions or provider manual, to provide primary care services and continuity of care to Members who are enrolled with or assigned to the PCP. Primary care services are all services required by a Member for the prevention, detection, treatment and cure of illness, trauma, disease or disorder, which are covered and/or required services under this contract. All services must be provided in compliance with generally accepted medical and behavioral health standards for the community in which services are rendered. HMO must require PCPs, through contract provisions or provider manual, to provide children under the age of 21 services in accordance with the American Academy of Pediatric recommendations and

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         the THSteps periodicity schedule and provide adults services in accordance with the U.S. Preventive Services Task Force's publication "Put Prevention Into Practice".

         7.8.11.1 HMO must require PCPs, through contract provisions or provider manual, to assess the medical needs of Members for referral to specialty care providers and provide referrals as needed. PCP must coordinate care with specialty care providers after referral.

         7.8.11.2 HMO must require PCPs, through contract provisions or provider manual, to make necessary arrangements with home and community support services to integrate the Member's needs. This integration may be delivered by coordinating the care of Members with other programs, public health agencies and community resources that provide medical, nutritional, behavioral, educational and outreach services available to Members.

         7.8.11.3 HMO must require, through contract provisions or provider manual, that the Member's PCP or HMO provider through whom PCP has made arrangements, be the admitting or attending physician for inpatient hospital care, except for emergency medical or behavioral health conditions or when the admission is made by a specialist to whom the Member has been referred by the PCP. HMO must require, through contract provisions or provider manual, that PCP assess the advisability and availability of outpatient treatment alternatives to inpatient admissions. HMO must require, through contract provisions or provider manual, that PCP provide or arrange for pre-admission planning for non-emergency inpatient admissions, and discharge planning for Members. PCP must call the emergency room with relevant information about the Member. PCP must provide or arrange for follow-up care after emergency or inpatient care.

         7.8.11.4 HMO must require PCPs for children under the age of 21 to provide or arrange to have provided all services required under Article
         6.8 relating to Texas Health Steps, Article 6.9 relating to Perinatal Services, Article 6.10 relating to Early Childhood Intervention,
         Article 6.11 relating to WIC, Article 6.13 relating to People With Disabilities or Chronic or Complex Conditions, and Article 6.14 relating to Health Education and Wellness and Prevention Plans. PCP must cooperate and coordinate with HMO to provide Member and the Member's family with knowledge of and access to available services.

         7.8.12 PCP Selection and Changes. All Medicaid recipients who are eligible for participation in the STAR program have the right to select their PCP and HMO.-Medicaid recipients who are mandatory STAR participants who do not select a PCP and/or HMO during the time period allowed will be assigned to a PCP and/or HMO using the HHSC default process. Members may change PCPs at any time, but these changes are limited to four (4) times per year.

         7.8.12.1 Voluntary SSI Members. PCP changes cannot be performed retroactively for voluntary SSI Members. If an SSI Member requests a PCP change on or before the 15th of the month, the change will be effective the fast day of the next month. If an SSI Member requests a PCP change after the 15th of the month, the change will be effective the first day of the second month that follows. Exceptions to this policy will be allowed for reasons of medical necessity or other extenuating circumstances.

         7.8.12.2 Mandatory Members. Retroactive changes to a Member's PCP should only be made if it is medically necessary or there are other circumstances which necessitate a retroactive change. HMO must pay claims for services provided by the original PCP. If the original PCP is paid on a capitated basis and services were provided during the period for which capitation was paid, HMO cannot recoup the capitation.

SECTION 2.31      MODIFICATION TO SECTION 7.9, PRIMARY CARE PROVIDERS

     Section 7.9, Primary Care Providers, is being replaced with Section 7.9, OB/GYN Providers, to be consistent with the STAR contract

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         7.9 OB/GYN PROVIDERS

         HMO must allow a female Member to select an OB/GYN within its provider network or within a limited provider network in addition to a PCP, to provide health care services within the scope of the professional specialty practice of a properly credentialed OB/GYN. See Article 21.53D of the Texas Insurance Code and 28 TAC Sections 11.506, 11.1600 and 11.1608. A Member who selects an OB/GYN must be allowed direct access to the health care services of the OB/GYN without a referral by the woman's PCP or a prior authorization or precertification from HMO. HMO must allow Members to change OB/GYNs up to four times per year. Health care services must include, but not be limited to:

         7.9.1 One well-woman examination per year;

         7.9.2 Care related to pregnancy;

         7.9.3 Care for all active gynecological conditions; and

         7.9.4 Diagnosis, treatment, and referral for any disease or condition within the scope of the professional practice of a properly credentialed obstetrician or gynecologist.

         7.9.5 HMOs which allow its Members to directly access any OB/GYN provider within its network, must ensure that the provisions of Articles 7.9.1 through 7.9.4 continue to be met.

         7.9.6 OB/GYN providers must comply with HMO's procedures contained in HMO's provider manual or provider contract for OB/GYN providers, including but not limited to prior authorization procedures.

SECTION 2.32      MODIFICATION TO SECTION 7.10, OB/GYN PROVIDERS

     Section 7.10, OB/GYN Providers, is being replaced with Section 7.10, Specialty Care Providers consistent with the STAR contract.

         7.10 SPECIALTY CARE PROVIDERS

         7.10.1 HMO must maintain specialty providers, actively serving within that specialty, including pediatric specialty providers and chemical dependency specialty providers, within the network in sufficient numbers and areas of practice to meet the needs of all Members requiring specialty care services.

         7.10.2 HMO must require, through contract provisions or provider manual, that specialty providers send a record of consultation and recommendations to a Member's PCP for inclusion in Member's medical record and report encounters to the PCP and/or HMO.

         7.10.3 HMO must ensure availability and accessibility to appropriate specialists.

         7.10.4 HMO must ensure that no Member is required to travel in excess of 75 miles to secure initial contact with referral specialists; special hospitals, psychiatric hospitals; diagnostic and therapeutic services; and single service health care physicians, dentists or providers. Exceptions to this requirement may be allowed when an HMO has established, through utilization data provided to HHSC, that a normal pattern for securing health care services within an area exists or HMO is providing care of a higher skill level or specialty than the level which is available within the service area such as, but not limited to, treatment of cancer, bums, and cardiac diseases.

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SECTION 2.33      MODIFICATION TO SECTION 7.11, SPECIALTY CARE PROVIDERS

     Section 7.11, Specialty Care Providers is being replaced with Section 7.11, Special Hospitals and Specialty Care Facilities to be consistent with the STAR contract.

         7.11 SPECIAL HOSPITALS AND SPECIALTY CARE FACILITIES

         7.11.1 HMO must include all medically necessary specialty services through its network specialists, sub-specialists and specialty care facilities (e.g., children's hospitals, licensed chemical dependency treatment facilities and tertiary care hospitals).

         7.11.2 HMO must include requirements for pre-admission and discharge planning in its contracts with network hospitals. Discharge plans for a Member must be provided by HMO or the hospital to the Member/family, the PCP and specialty care physicians.

         7.11.3 HMO must have appropriate multidisciplinary teams for people with disabilities or chronic or complex medical conditions. These teams must include the PCP and any individuals or providers involved in the day-to-day or on-going care of the Member.

         7.11.4 HMO must include in its provider network a HHSC-designated perinatal care facility, as established by Section 32.042, Texas Health and Safety Code, once the designated system is finalized and perinatal care facilities have been approved for the service area (see Article 6.9.1).

SECTION 2.34 MODIFICATION TO SECTION 7.11, SPECIAL HOSPITALS AND SPECIALTY CARE FACILITIES

         Section 7.12, Special Hospitals And Specialty Care Facilities, is being replaced with Section 7.12 Behavioral health- Local Mental Health Authority (LMHA,) to be consistent with the STAR contract.

         7.12 BEHAVIORAL HEALTH - LOCAL MENTAL HEALTH AUTHORITY (LMHA)

         7.12.1 Assessment to determine eligibility for rehabilitative and targeted MHMR case management services is a function of the LMHA. HMO must provide all covered services described in detail in the Texas Medicaid Provider Procedures Manual (Provider Procedures Manual) and the Texas Medicaid Bulletins which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services are published by the Texas Medicaid program in the Texas Medicaid Service Delivery Guide. Covered services must be provided to Members with SPMI and SED, when medically necessary, whether or not they are also receiving targeted case management or rehabilitation services through the LMHA.

         7.12.2 HMO will coordinate with the LMHA and state psychiatric facility regarding admission and discharge planning, treatment objectives and projected length of stay for Members committed by a court of law to the state psychiatric facility.

         7.12.3 HMO must enter into written agreements with all LMHAs in the service area which describes the process(es) which HMO and LMHA will use to coordinate services for STAR Members with SPMI or SED. The agreement will contain the following provisions:

         7.12.3.1 Describe the behavioral health covered services indicated in detail in the Provider Procedures Manual and the Texas Medicaid Bulletins which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services are published by the Texas Medicaid program in the Texas Medicaid Service Delivery Guide. Also include the amount, duration, and scope of basic and value-added services, and HMO's responsibility to provide these services;

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         7.12.3.2 Describe criteria, protocols, procedures and instrumentation for referral of STAR Members from and to HMO and LMHA;

         7.12.3.3 Describe processes and procedures for referring Members with SPMI or SED to LMHA for assessment and determination of eligibility for rehabilitation or targeted case management services;

         7.12.3.4 Describe how the LMHA and HMO will coordinate providing behavioral health care services to Members with SPMI or SED;

         7.12.3.5 Establish clinical consultation procedures between HMO and LMHA including consultation to effect referrals and on-going consultation regarding the Member's progress;

         7.12.3.6 Establish procedures to authorize release and exchange of clinical treatment records;

         7.12.3.7 Establish procedures for coordination of assessment, intake/triage, utilization review/utilization management and care for persons with SPMI or SED;

         7.12.3.8 Establish procedures for coordination of inpatient psychiatric services (including court ordered commitment of Members under 21) in state psychiatric facilities within the LMHA's catchment area;

         7.12.3.9 Establish procedures for coordination of emergency and urgent services to Members; and

         7.123.10 Establish procedures for coordination of care and transition of care for new HMO Members who are receiving treatment through the LMHA.

         7.12.4 HMO must offer licensed practitioners of the healing arts, who are part of the Member's treatment team for rehabilitation services, the opportunity to participate in HMO's network. The practitioner must agree to accept the standard provider reimbursement rate, meet the credentialing requirements, comply with all the terms and conditions of the standard provider contract of HMO.

         7.12.5 Members receiving rehabilitation services must be allowed to choose the licensed practitioners of the healing arts who are currently a part of the Member's treatment team for rehabilitation services . If the Member chooses to receive these services from licensed practitioners of the healing arts who are part of the Member's rehabilitation services treatment team, HMO must reimburse the LMHA at current Medicaid fee-for-service amounts.

SECTION 2.35 MODIFICATION TO SECTION 7.13, BEHAVIORAL HEALTH- LOCAL MENTAL HEALTH AUTHORITY (LMHA)

     Section 7.13, Behavioral health- Local Mental Health Authority (LMHA), is being replaced with Section 7.13, Significant Traditional Providers (STPS) to be consistent with the STAR contract.

         7.13 SIGNIFICANT TRADITIONAL PROVIDERS (STPS)

         HMO must seek participation in its provider network from:

         7.13.l Each health care provider in the service area who has traditionally provided care to Medicaid recipients;

         7.13.2 Each hospital in the service area that has been designated as a disproportionate share hospital under Medicaid; and

         7.13.3 Each specialized pediatric laboratory in the service area, including those laboratories located in children's hospitals.

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SECTION 2.36      MODIFICATION OF SECTION 7.14, SIGNIFICANT TRADITIONAL
                  PROVIDERS (STPS)

     Section 7.14, Significant Traditional Providers (STPS), is being replaced with Section 7.14, Rural Health Providers, to be consistent with the STAR contract.

         7.14 RURAL HEALTH PROVIDERS

         7.14.1 In rural areas of the service area, HMO must seek the participation in its provider network of rural hospitals, physicians, home and community support service agencies, and other rural health care providers who:

         7.14.1.1 are the only providers located in the service area; and

         7.14.1.2 are Significant Traditional Providers.

         7.14.2 In order to contract with HMO, rural health providers must:

         7.142.1 agree to accept the prevailing provider contract rate of HMO based on provider type; and

         7.142.2 have the credentials required by HMO, provided that lack of board certification or accreditation by JCAHO may not be the only grounds for exclusion from the provider network.

         7.14.3 HMO must reimburse rural hospitals with 100 or fewer licensed beds in counties with fewer than 50,000 persons for acute care services at a rate calculated using the higher of the prospective payment system rate or the cost reimbursed methodology authorized under the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA). Hospitals reimbursed under TEFRA cost principles shall be paid without the imposition of the TEFRA cap.

         7.14.4 HMO must reimburse physicians who practice in rural counties with fewer than 50,000 persons at a rate using the current Medicaid fee schedule, including negotiated fee-for-service.

SECTION 2.37      ADDITION TO ARTICLE 7, PROVIDER NETWORK REQUIREMENTS

     Article 7 is amended to add Section 7.16, Coordination with Public Health, to be consistent with the STAR contract.

         7.16 COORDINATION WITH PUBLIC HEALTH

         7.16.1 REIMBURSED ARRANGEMENTS. HMO must make a good faith effort to enter into a subcontract for the covered health care services as specified below with HHSC Public Health Regions, city and/or county health departments or districts in each county of the service area that will be providing these services to the Members (Public Health Entities), who will be paid for services by HMO, including any or all of the following services or any covered service which the public health department and HMO have agreed to provide:

         7.16.1.1 Sexually Transmitted Diseases (STDs) Services (see Article 6.15);

         7.16.1.2 Confidential HIV Testing (see Article 6.15);

         7.16.1.3 Immunizations;

         7.16.1.4 Tuberculosis (TB) Care (see Article 6.12);

         7.16.1.5 Family Planning Services (see Article 6.7);

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         7.16.1.6 THSteps checkups (see Article 6.8); and

         7.16.1.7 Prenatal services (see Article 6.9).

         7.16.2 HMO must make a good faith effort to enter into subcontracts with public health entities in the service area. The subcontracts must be available for review by HHSC or its designated agent(s) on the same basis as all other subcontracts. If any changes are made to the contract, it must be resubmitted to HHSC. If an HMO is unable to enter into a contract with public health entities, HMO must document current and past efforts to HHSC. Documentation must be submitted no later than 120 days after the execution of this contract. Public health subcontracts must include the following areas:

         7.16.2.1 The general relationship between HMO and the Public Health entity. The subcontracts must specify the scope and responsibilities of both parties, the methodology and agreements regarding billing and reimbursements, reporting responsibilities, Member and provider educational responsibilities, and the methodology and agreements regarding sharing of confidential medical record information between the public health entity and the PCP.

         7.16.2.2 Public Health Entity responsibilities:

         (1) Public health providers must inform Members that confidential health care information will be provided to the PCP.

         (2) Public health providers must refer Members back to PCP for any follow-up diagnostic, treatment, or referral services.

         (3) Public health providers must educate Members about the importance of having a PCP and accessing PCP services during office hours rather than seeking care from Emergency Departments, Public Health Clinics, or other Primary Care Providers or Specialists.

         (4) Public health entities must identify a staff person to act as liaison to HMO to coordinate Member needs, Member referral, Member and provider education, and the transfer of confidential medical record information.

         7.16.2.3 HMO Responsibilities:

         (1) HMO must identify care coordinators who will be available to assist public health providers and PCPs in getting efficient referrals of Members to the public health providers, specialists, and health-related service providers either within or outside HMO's network.

         (2) HMO must inform Members that confidential healthcare information will be provided to the PCP.

         (3) HMO must educate Members on how to better utilize their PCPs, public health providers, emergency departments, specialists, and health-related service providers.

         7.16.2.4 Existing contracts must include the provisions in Articles
         7.16.2.1 through 7.16.2.3.

         7.16.3 NON-REIMBURSED ARRANGEMENTS WITH PUBLIC HEALTH ENTITIES.

         7.16.3.1 Coordination with Public Health Entities. HMOs must make a good faith effort to enter into a Memorandum of Understanding (MOU) with Public Health Entities in the service area regarding the provision of services for essential public health care services. These MOUs must be entered into in each service area and are subject to HHSC approval. If any changes are made to the MOU, it must be resubmitted to HHSC. If an HMO is unable to enter into an MOU with a public health entity, HMO must document current and past efforts to HHSC. Documentation must be submitted no later than 120 days after the execution of this contract. MOUs must contain the roles and responsibilities of HMO and the public health department for the following services:

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         (1)  Public health reporting requirements regarding communicable diseases and/or diseases which are preventable by immunization as defined by state law;

         (2) Notification of and referral to the local Public Health Entity, as defined by state law, of communicable disease outbreaks involving Members;

         (3) Referral to the local Public Health Entity for TB contact investigation and evaluation and preventive treatment of persons whom the Member has come into contact;

         (4) Referral to the local Public Health Entity for STD/HIV contact investigation and evaluation and preventive treatment of persons whom the Member has come into contact; and,

         (5)  Referral for WIC services and information sharing;

         (6) Coordination and follow-up of suspected or confirmed cases of childhood lead exposure.

         7.16.3.2 Coordination with Other Health and Human Services (HHS) Programs. HMOs must make a good faith effort to enter into a Memorandum of Understanding (MOU) with other HHSC programs regarding the provision of services for essential public health care services. These MOUs must be entered into in each service area and are subject to HHSC approval. If any changes are made to the MOU, it must be resubmitted to HHSC. If an HMO is unable to enter into an MOU with other HHSC programs, HMO must document current and past efforts to HHSC. Documentation must be submitted no later than 120 days after the execution of this contract. MOUs must delineate the roles and responsibilities of HMO and the HHSC programs for the following services:

         (1) Use of the TDH laboratory for THSteps newborn screens; lead testing; and hemoglobin/hematocrit tests;

         (2)  Availability of vaccines through the Vaccines for Children
              Program;

         (3) Reporting of immunizations provided to the statewide ImmTrac Registry including parental consent to share data;

         (4)  Referral for WIC services and information sharing;

         (5)  Pregnant, Women and Infant (PWI) Targeted Case Management;

         (6)  THSteps outreach, informing and Medical Case Management;

         (7) Participation in the community based coalitions with the Medicaid-funded case management programs in MHMR, ECI, TCB, and TDH (PWI, CIDC and THSteps Medical Case Management);

         (8)  Referral to the TDH Medical Transportation Program;

         (9) Cooperation with activities required of public health authorities to conduct the annual population and community based needs assessment; and

         (10) Coordination and follow-up of suspected or confirmed cases of childhood lead exposure.

         7.16.4 All public health contracts must contain provider network requirements in Article VII, as applicable.

SECTION 2.38      ADDITION TO ARTICLE 7, PROVIDER NETWORK REQUIREMENTS

     Article 7 is amended to add Section 7.17, Coordination with Texas Department of Protective and Regulatory Services, to be consistent with the STAR contract.

         7.17 COORDINATION WITH TEXAS DEPARTMENT OF PROTECTIVE AND REGULATORY SERVICES

         7.17.1 HMO must cooperate and coordinate with the Texas Department of Protective and.

         Regulatory Services (TDPRS) for the care of a child who is receiving services from or has been placed in the conservatorship of TDPRS.

         7.17.2 HMO must comply with all provisions of a Court Order or TDPRS Service Plan with respect to a child in the conservatorship of TDPRS (Order) entered by a Court of Continuing

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         Jurisdiction placing a child under the protective custody of TDPRS or a
         Service Plan voluntarily entered into by the parents or person having legal custody of a minor and TDPRS, which relates to the health and behavioral health care services required to be provided to the Member.

         7.17.3 HMO cannot deny, reduce, or controvert the medical necessity of any health or behavioral health care services included in an Order entered by a court. HMO may participate in the preparation of the medical and behavioral care plan prior to TDPRS submitting the health care plan to the Court. Any modification or termination of court ordered services must be presented and approved by the court with jurisdiction over the matter.

         7.17.4 A Member or the parent or guardian whose rights are subject to an Order or Service Plan cannot appeal the necessity of the services ordered through HMO's complaint or appeal processes, or to HHSC for a Fair Hearing.

         7.17.5 HMO must include information in its provider training and manuals regarding:

         7.17.5.1 providing medical records;

         7.17.5.2 scheduling medical and behavioral health appointments within 14 days unless requested earlier by TDPRS; and

         7.17.5.3 recognition of abuse and neglect and appropriate referral to TDPRS.

         7.17.6 HMO must continue to provide all covered services to a Member receiving services from or in the protective custody of TDPRS until the Member has been disenrolled from HMO as a result of loss of eligibility in Medicaid managed care or placement into foster care.

SECTION 2.39      ADDITION TO ARTICLE 7, PROVIDER NETWORK REQUIREMENTS

     Article 7, Provider Network Requirements, is amended to add Section 7.18, Delegated Networks (IPAs, Limited Provider Networks, and ANHCs)

         7.18 DELEGATED NETWORKS (IPAs, LIMITED PROVIDER NETWORKS AND ANHCs)

         7.18.1 All HMO contracts with any of the entities described in Texas Insurance Code Article 20A.02(ce) and a group of providers who are licensed to provide the same health care services or an entity that is wholly-owned or controlled by one or more hospitals and physicians including a physician-hospital organization (delegated network contracts) must:

         7.18.1.1 contain the mandatory contract provisions for all subcontractors in Article 3.2 of this contract;

         7.18.1.2 comply with the requirements, duties and responsibilities of this contract;

         7.18.1.3 not create a barrier for full participation to significant traditional providers;

         7.18.1.4 not interfere with HHSC's oversight and audit responsibilities including collection and validation of encounter data; or

         7.18.1.5 be consistent with the federal requirement for simplicity in the administration of the Medicaid program.

         7.18.2 In addition to the mandatory provisions for all subcontracts under Articles 3.2. and 7.2, all HMO/delegated network contracts must include the following mandatory standard provisions:

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         7.18.2.1 HMO is required to include subcontract provisions in its delegated network contracts which require the UM protocol used by a delegated network to produce substantially similar outcomes, as approved by HHSC, as the UM protocol employed by the contracting HMO. The responsibilities of an HMO in delegating UM functions to a delegated network will be governed by Article 16.3.12 of this contract.

         7.18.2,2 Delegated networks that are delegated claims payment responsibilities by HMO must also have the responsibility to submit encounter, utilization, quality, and financial data to HMO. HMO remains responsible for integrating all delegated network data reports into HMO's reports required under this contract. If HMO is not able to collect and report all delegated network data for HMO reports required by this contract, HMO must not delegate claims processing to the delegated network.

         7.18.2.3 The delegated network must comply with the same records retention and production requirements, including Open Records requirements, as the HMO under this contract.

         7.18.2.4 The delegated network is subject to the same marketing restrictions and requirements as the HMO under this contract.

         7.18.2.5 HMO is responsible for ensuring that delegated network contracts comply with the requirements and provisions of the HHSC/HMO contract. HHSC will impose appropriate sanctions and remedies upon HMO for any default under the HHSC/HMO contract which is caused directly or indirectly by the acts or omissions of the delegated network.

         7.18.3 HMO cannot enter into contracts with delegated networks to provide services under this contract which require the delegated network to enter into exclusive contracts with HMO as a condition for participation with HMO.

         7.18.3.1 Article 17.18.3 does not apply to providers who are employees or participants in limited provider networks.

         7.18.4 All delegated networks that limit Member access to those providers contracted with the delegated network (closed or limited panel networks) with whom HMO contracts must either independently meet the access provisions of 28 Texas Administrative Code '11.1607, relating to access requirements for those Members enrolled or assigned to the delegated network, or HMO must provide for access through other network providers outside the closed panel delegated network.

         7.18.5 HMO cannot delegate to a delegated network the enrollment, re-enrollment, assignment or reassignment of a Member.

         7.18.6 In addition to the above provision HMO and approved Non-Profit Health Corporations must comply with all of the requirements contained in 28 TAC Section 11.1604, relating to Requirements of Certain Contracts between Primary HMOs and ANHCs and Primary HMOs and Provider HMOs.

         7.18.7 HMO remains responsible for performing all duties, responsibilities and services under this contract regardless of whether the duty, responsibility or service is contracted or delegated to another. HMO must provide a copy of the contract provisions that set out HMO's duties, responsibilities, and services to any provider network or group with whom HMO contracts to provide health care services on a risk sharing or capitated basis or to provide health care services.

SECTION 2.40      MODIFICATION OF SECTION 8.2, MEMBER HANDBOOK

     Section 8.2.4 is amended to add the following language to be consistent with the STAR contract.

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         8.2.4 In accordance with 42 C.F.R. Section 438.100, HMO must maintain written policies and procedures for informing Members of their rights and responsibilities. HMO must notify its Members of their right to request a copy of these rights and responsibilities.

SECTION 2.41      MODIFICATION OF SECTION 8.5, MEMBER HOTLINE

         Current Section 8.5, Member Hotline, is replaced with Section 8.5, Member Complaint Process, to be consistent with the STAR Contract.

         8.5 MEMBER COMPLAINT PROCESS

         8.5.1 HMO must develop, implement and maintain a Member complaint system that complies with the requirements of Article 20A.12 of the Texas Insurance Code, relating to the Complaint System, except where otherwise provided in this contract and in applicable federal law. The complaint and appeals procedure must be the same for all Members and must comply with Texas Insurance Code, Article 20A.12 or applicable federal law. Modifications and amendments must be submitted to HHSC at least 30 days prior to the implementation of the modification or amendment.

         8.5.2 HMO must have written policies and procedures for receiving, tracking, reviewing, and reporting and resolving of Member complaints. The procedures must be reviewed and approved in writing by HHSC. Any changes or modifications to the procedures must be submitted to HHSC for approval thirty (30) days prior to the effective date of the amendment.

         8.5.3 HMO must designate an officer of HMO who has primary responsibility for ensuring that complaints are resolved in compliance with written policy and within the time required. An "officer" of HMO means a president, vice president, secretary, treasurer, or chairperson of the board for a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

         8.5.4 HMO must have a routine process to detect patterns of complaints and disenrollments and involve management and supervisory staff to develop policy and procedural improvements to address the complaints. HMO must cooperate with HHSC and HHSC's Enrollment Broker in Member complaints relating to enrollment and disenrollment.

         8.5.5 HMO's complaint procedures must be provided to Members in writing and in alternative communication formats. A written description of HMO's complaint procedures must be in appropriate languages and easy for Members to understand. HMO must include a written description in the Member Handbook. HMO must maintain at least one local and one toll-free telephone number for making complaints.

         8.5.6 HMO's process must require that every complaint received in person, by telephone or in writing, is recorded in a written record and is logged with the following details: date; identification of the individual filing the complaint; identification of the individual recording the complaint; nature of the complaint; disposition of the complaint; corrective action required; and date resolved.

         8.5.7 HMO's process must include a requirement that the Governing Body of HMO reviews the written records (logs) for complaints and appeals.

         8.5.8 HMO is prohibited from discriminating against a Member because that Member is making or has made a complaint.

         8.5.9 HMO cannot process requests for disenrollments through HMO's complaint procedures. Requests for disenrollments must be referred to HHSC within five (5) business days after the Member makes a disenrollment request.

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         8.5.10 HMO must develop, implement and maintain an appeal of adverse determination procedure that complies with the requirements of Article 21.58A of the Texas Insurance Code, relating to the utilization review, except where otherwise provided in this contract and in applicable federal law. The appeal of an adverse determination procedure must be the same for all Members and must comply with Texas Insurance Code,
         Article 21.58A or applicable federal law. Modifications and amendments must be submitted to HHSC no less than 30 days prior to the implementation of the modification or amendment. When an enrollee, a person acting on behalf of an enrollee, or an enrollee's provider of record expresses orally or in writing any dissatisfaction or disagreement with an adverse determination, HMO or UR agent must regard the expression of dissatisfaction as a request to appeal an adverse determination.

         8.5.11 If a complaint or appeal of an adverse determination relates to the denial, delay, reduction, termination or suspension of covered services by either HMO or a utilization review agent contracted to perform utilization review by HMO, HMO must inform Members they have the right to access the HHSC Fair Hearing process at any time in lieu of the internal complaint system provided by HMO. HMO is required to comply with the requirements contained in 1 TAC Chapter 357, relating to notice and Fair Hearings in the Medicaid program, whenever an action is taken to deny, delay, reduce, terminate or suspend a covered service.

         8.5.12 If Members utilize HMO's internal complaint or appeal of adverse determination system and the complaint relates to the denial, delay, reduction, termination or suspension of covered services by either HMO or a utilization review agent contracted to perform utilization review by HMO, HMO must inform the Member that they continue to have a right to appeal the decision through the HHSC Fair Hearing process.

         8.5.13 The provisions of Article 21.58A, Texas Insurance Code, relating to a Member's right to appeal an adverse determination made by HMO or a utilization review agent by an independent review organization, do not apply to a Medicaid recipient. Federal fair hearing requirements (Social Security Act Section 1902a(3), codified at 42 C.F.R. 431.200 et. seq.) require the agency to make a final decision after a fair hearing, which conflicts with the State requirement that the IRO make a final decision. Therefore, the State requirement is preempted by the federal requirement.

         8.5.14 HMO will cooperate with the Enrollment Broker and HHSC to resolve all Member complaints. Such cooperation may include, but is not limited to, participation by HMO or Enrollment Broker and/or HHSC internal complaint committees.

         8.5.15 HMO must have policies and procedures in place outlining the role of HMO's Medical Director in the Member Complaint System and appeal of an adverse determination. The Medical Director must have a significant role in monitoring, investigating and hearing complaints.

         8.5.16 HMO must provide Member Advocates to assist Members in understanding and using HMO's complaint system and appeal of an adverse determination.

         8.5.17 HMO's Member Advocates must assist Members in writing or filing a complaint or appeal of an adverse determination and monitoring the complaint or appeal through the Contractor's complaint or appeal of an adverse determination process until the issue is resolved.

SECTION 2.42      MODIFICATION TO SECTION 8.6, MEMBER COMPLAINT PROCESS

     Section 8.6, Member Complaint Process, is replaced with Section 8.6, Member Notice, Appeals and Fair Hearings, to be consistent with STAR contract language.

         8.6 MEMBER NOTICE, APPEALS AND FAIR HEARINGS

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         8.6.1 HMO must send Members the notice required by 1 Texas
         Administrative Code Section 357.5, whenever HMO takes an action to deny, delay, reduce or terminate covered services to a Member. The notice must be mailed to the Member no less than 10 days before HMO intends to take an action. If an emergency exists, or if the time within which the service must be provided makes giving 10 days notice impractical or impossible, notice must be provided by the most expedient means reasonably calculated to provide actual notice to the Member, including by phone, direct contact with the Member, or through the provider's office.

         8.6.2 The notice must contain the following information:

         8.6.2.1 Member's right to immediately access HHSC's Fair Hearing process;

         8.6.2.2 a statement of the action HMO will take;

         8.6.2.3 the date the action will be taken; 8.6.2.4 an explanation of the reasons HMO will take the action;

         8.6.2.5 a reference to the state and/or federal regulations which support HMO's action;

         8.6.2.6 an address where written requests may be sent and a toll-free number Member can call to: request the assistance of a Member representative, or file a complaint, or request a Fair Hearing;

         8.6.2.7 a procedure by which Member may appeal HMO's action through either HMO's complaint process or HHSC's Fair Hearings process;

         8.6.2.8 an explanation that Members may represent themselves, or be represented by HMO's representative, a friend, a relative, legal counsel or another spokesperson;

         8.6.2.9 an explanation of whether, and under what circumstances, services may be continued if a complaint is filed or a Fair Hearing requested;

         8.6.2.10 a statement that if the Member wants a HHSC Fair Hearing on the action, Member must make the request for a Fair Hearing within 90 days of the date on the notice or the right to request a hearing is waived;

         8.6.2.11 a statement explaining that HMO must make its decision within 30 days from the date the complaint is received by HMO; and

         8.6.2.12 a statement explaining that a final decision must be made by HHSC within 90 days from the date a Fair Hearing is requested.

SECTION 2.43 MODIFICATION OF SECTION 8.7, MEMBER NOTICES, APPEALS, AND FAIR HEARINGS

     Section 8.7, Member Notices, Appeals, and Fair Hearings is replaced with
     Section 8.7, Member Advocates, to be consistent with STAR language.

         8.7 MEMBER ADVOCATES

         8.7.1 HMO must provide Member Advocates to assist Members. Member Advocates must be physically located within the service area. Member Advocates must inform Members of their rights and responsibilities, the complaint process, the health education and the services available to them, including preventive services.

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         8.7.2 Member Advocates must assist Members in writing complaints and are responsible for monitoring the complaint through HMO's complaint process until the Member's issues are resolved or a HHSC Fair Hearing requested (see Articles 8.6.15, 8.6.16, and 8.6.17).

         8.7.3 Member Advocates are responsible for making recommendations to management on any changes needed to improve either the care provided or the way care is delivered. Member Advocates are also responsible for helping or referring Members to community resources available to meet Member needs that are not available from HMO as Medicaid covered services.

         8.7.4 Member Advocates must provide outreach to Members and participate in HHSC sponsored enrollment activities.

SECTION 2.44      ADDITION TO ARTICLE 8, MEMBER SERVICES REQUIREMENTS

     Article 8, Member Services Requirements, is amended to add Section 8.9, Certification Dale, to be consistent with STAR contract.

         8.9 CERTIFICATION DATE

         8.9.1 On the date of the new Member's enrollment, HHSC will provide HMOs with the Member's Medicaid certification date.

     Article 8, Member Services Requirements, is amended to add Section 8.10. Member Hotline, to be consistent with STAR contract.

         8.10 MEMBER HOTLINE.

         8.10.1 HMO must maintain a toll-free Member telephone hotline 24 hours a day, seven days a week for Members to obtain assistance in accessing services under this contract.

SECTION 2.45 MODIFICATION TO SECTION 9.2 ADHERENCE TO MARKETING GUIDELINES WITH MARKETING ORIENTATION AND TRAINING

     Section 9.2, Adherence to Marketing Guidelines with Marketing Orientation and Training, is being modified to be consistent with STAR contract language as follows:

         9.2 MARKETING ORIENTATION AND TRAINING

         9.2.1 HMO must require that all HMO staff having direct marketing contact with Members as part of their job duties and their supervisors satisfactorily complete HHSC's TDH's marketing orientation and training program, conducted by HHSC or health plan staff trained by HHSC, prior to engaging in marketing activities on behalf of HMO. HHSC will notify HMO of scheduled orientations.

         9.2.2 Marketing Policies and Procedures. HMO must adhere to the Marketing Policies and Procedures as set forth by the Health and Human Services Commission.

SECTION 2.46      ADDITION TO ARTICLE 9, MARKETING AND PROHIBITED PRACTICES

     Article 9, Marketing and Prohibited Practices, is being amended to add
     Section 9.3, Prohibited Marketing Practices, to be consistent with STAR contract language.

         9.3 PROHIBITED MARKETING PRACTICES

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         9.3.1 HMO and its agents, subcontractors and providers are prohibited from engaging in the following marketing practices:

         9.3.1.1 conducting any direct-contact marketing to prospective Members except through HHSC-sponsored enrollment events;

         9.3.1.2 making any written or oral statement containing material misrepresentations of fact or law relating to HMO's plan or the STAR program;

         9.3.1.3 making false, misleading or inaccurate statements relating to services or benefits of HMO or the STAR program;

         9.3.1.4 offering prospective Members anything of material or financial value as an incentive to enroll with a particular PCP or HMO; and

         9.3.1.5 discriminating against an eligible Member because of race, creed, age, color, sex, religion, national origin, ancestry, marital status, sexual orientation, physical or mental handicap, health status, or requirements for health care services.

         HMO may offer nominal gifts with a retail value of no more than $10 and/or free health screening to potential Members, as long as these gifts and free health screenings are offered whether or not the potential Member enrolls in their HMO. Free health screenings cannot be used to discourage less healthy potential Members from joining HMO. All gifts must be approved by HHSC prior to distribution to Members. The results of free screenings must be shared with the Member's PCP if the Member enrolls with HMO providing the screen.

         9.3.3 Marketing representatives may not conduct or participate in marketing activities for more than one HMO.

     Article 9, Marketing and Prohibited Practices, is being amended to add
     Section 9.4, Network Provider Directory, to be consistent with STAR contract language.

         9.4 NETWORK PROVIDER DIRECTORY

         9.4.1 The provider directory and any revisions must be approved by HHSC prior to publication and distribution to prospective Members (see
         Article 3.4.1 regarding the process for plan materials review). The directory must contain all critical elements specified by HHSC. See Appendix D, Required Critical Elements, for specific details regarding content requirements.

         9.4.2 If HMO contracts with limited provider networks, the provider directory must comply with the requirements of 28 TAC 11.1600(b)(11), relating to the disclosure and notice of limited provider networks.

         9.4.3 Updates to the provider directory must be provided to the Enrollment Broker at the beginning of each State fiscal year quarter. This includes the months of September, December, March and June. HMO is responsible for submitting draft updates to HHSC only if changes other than PCP information are incorporated. HMO is responsible for sending three final paper copies and one electronic copy of the updated provider directory to HHSC each quarter. If an electronic format is not available, five paper copies must be sent. HHSC will forward two updated provider directories, along with its approval notice, to the Enrollment Broker to facilitate the distribution of the directories.

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SECTION 2.47      MODIFICATION OF SECTION 10.1, MODEL MIS REQUIREMENTS

         Section 10.1.3.3 of Section 10.1, Model MIS Requirements, is being amended to be consistent with STAR contract language.

         10.1.33 Desk Review. HMO must complete and pass systems desk review prior to onsite systems testing conducted by HMO.

         Section 10.1.7 of Section 10.1, Model MIS Requirements, is being amended to be consistent with STAR contract language.

         10.1.7 HMO must notify HHSC of any changes to HMO's MIS department dedicated to or supporting this contract by Phase I of Renewal Review. Any updates to the organizational chart and the description of responsibilities must be provided to HHSC at least 30 days prior to the effective date of the change. Official points of contact must be provided to HHSC on an on-going basis. An Internet E-mail address must be provided for each point of contact.

SECTION 2.48 MODIFICATION OF SECTION 10.7, UTILIZATION/QUALITY IMPROVEMENT SUBSYSTEM

     In Section 10.7, requirements 5 and 9 from the "Functions and Features" provision are deleted.

SECTION 2.49 MODIFICATION OF ARTICLE 11, QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM

     Section 11.1, Quality Improvement Program (QIP) System, is amended to be consistent with the STAR contract as follows:

         11.1 QUALITY IMPROVEMENT PROGRAM (QIP) SYSTEM

         HMO must develop, maintain, and operate a Quality Improvement Program
         (QIP) system, which complies with federal regulations relating to Quality Assurance systems, found at 42 C.F.R. Section 434.34. The system must meet the Standards for Quality Improvement Programs contained in Appendix A.

     Section 11.2, Written QIP Plan, is amended to be consistent with the STAR contract as follows:

         11.2 WRITTEN QIP PLAN

         HMO must have on file with HHSC an approved plan describing its Quality Improvement Plan (QIP), including how HMO will accomplish the activities pertaining to each Standard (I-XVI) in Appendix A. Modifications and amendments must be submitted to HHSC no later than 60 days prior to the implementation of the modification or amendment.

     Section 11.3, Q1P Subcontracting, is amended to be consistent with the STAR contract as follows:

         11.3 QIP SUBCONTRACTING

         If HMO subcontracts any of the essential functions or reporting requirements of QIP to another entity, HMO must maintain a file of the subcontractors. The file must be available for review by HHSC or its designee upon request. HMO must notify HHSC no later than 90 days prior to terminating any subcontract affecting a major performance function of this contract (see Article 3.2.1.2).

     Section 11.4, Behavioral Health Integration into QIP, is amended to be consistent with the STAR contract as follows.

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         11.4 ACCREDITATION

         If HMO is accredited by an external accrediting agency, documentation of accreditation must be provided to HHSC. HMO must provide HHSC with their accreditation status upon request.

     Section 11.5, QIP Reporting Requirement, is amended to be consistent with the STAR contract as follows.

         11.5 BEHAVIORAL HEALTH INTEGRATION INTO QIP

         HMO must integrate behavioral health into its QIP system and include a systematic and ongoing process for monitoring, evaluating, and improving the quality and appropriateness of behavioral health care services provided to Members. HMO's QIP must enable HMO to collect data, monitor and evaluate for improvements to physical health outcomes resulting from behavioral health integration into the overall care of the Member.

     Article 11, Quality Assessment and Performance Improvement Program, is amended to add Section 11.6, QIP Report Requirements, to be consistent with STAR contract language.

         11.6 QIP REPORTING REQUIREMENTS

         HMO must meet all of the QIP Reporting Requirements contained in
         Article XII.

SECTION 2.50      MODIFICATION OF SECTION 12.1, FINANCIAL REPORTS.

     Sections 12.1, Financial Reports, is amended to be consistent with the STAR contract as follows.

         12.1 FINANCIAL REPORTS

         12.1.1 MCFS Report. HMO must submit the Managed Care Financial Statistical Report (MCFS) included in Appendix I. The report must be submitted to HHSC no later than 30 days after the end of each state fiscal year quarter (i.e., Dec. 30, March 30, June 30, Sept. 30) and must include complete and updated financial and statistical information for each month of the state fiscal year-to-date reporting period. The MCFS Report must be submitted for each claims processing subcontractor in accordance with this Article. HMO must incorporate financial and statistical data received by its delegated networks (IPAs, ANHCs, Limited Provider Networks) in its MCFS Report.

         12.1.2 Deleted.

         12.1.3 Deleted.

         12.1.4 Final MCFS Reports. HMO must file two final MCFS Reports for each of the following:

         -    The initial two-year contract period (SFY 2000-2001),

         -    The first one-year contract extension period (SFY 2002), and

         -    This second one-year contract extension period (SFY 2003).

         The first final report must reflect expenses incurred during each contract period and paid through the 90th day after the end of the contract period. The first final report must be filed on or before the 120th day after the end of each contract period. The second final report must reflect expenses incurred during each contract period and paid through the 334th day after the end of the contract period. The second final report must be filed on or before the 365th day after the end of each contract period.

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         12.1.5 Administrative expenses reported in the monthly and Final MCFS
         Reports must be reported in accordance with Appendix L, Cost Principles for Administrative Expenses. Indirect administrative expenses must be based on an allocation methodology for Medicaid managed care activities and services that is developed or approved by HHSC.

         12.1.6 Affiliate Report. HMO must submit an Affiliate Report to HHSC if this information has changed since the last report was submitted. The report must contain the following information:

         12.1.6.1 A listing of all Affiliates; and

         12.1.6.2 A schedule of all transactions with Affiliates which, under the provisions of this Contract, will be allowable as expenses in Part 1 of the MCFS Report for services provided to HMO by the Affiliates for the prior approval of HHSC. Include financial terms, a detailed description of the services to be provided, and an estimated amount, which will be incurred by HMO for such services during the Contract period.

         12.1.7 Deleted.

         12.1.8 Form HCFA-1513. HMO must file an updated Form HCFA-1513 regarding control, ownership, or affiliation of HMO 30 days prior to the end of the contract year. An updated Form HCFA-1513 must also be filed no later than 30 days after any change in control, ownership, or affiliation of HMO. Forms may be obtained from HHSC.

         12.1.9 Section 1318 Financial Disclosure Report. HMO must file an updated CMS Public Health Service (PHS) "Section 1318 Financial Disclosure Report" no later than 30 days after the end of the contract year and no later than 30 days after entering into, renewing, or terminating a relationship with an affiliated party. These forms may be obtained from HHSC.

         12.1.10 Deleted.

         12.1.11 IBNR Plan. HMO must furnish a written IBNR Plan to manage incurred-but-not reported (IBNR) expenses, and a description of the method of insuring against insolvency, including information on all existing or proposed insurance policies. The Plan must include the methodology for estimating IBNR. The plan and description must be submitted to HHSC no later than 60 days after the effective date of this contract. Changes to the IBNR plan and description must be submitted to HHSC no later than 30 days before changes to the plan are implemented by HMO.

         12.1.12 Third Party Recovery (TPR) Reports. HMO must file quarterly Third Party Recovery (TPR) Reports in accordance with the format developed by HHSC. TPR reports must include total dollars recovered from third party payers for services to HMO's Members for each month and the total dollars recovered through coordination of benefits, subrogation, and worker's compensation.

         12.1.13 Each report required under this Article must be mailed to:
         Medicaid HMO Contract Deliverables Manager, REDS Division, Texas Health and Human Services Commission, P.O. Box 13247, Austin, Texas 78711-3247 (Exception: The MCFS Report may be submitted to HHSC via E-mail to deliver@hhsc.state.tx.us).

         12.1.14 Bonus and/or Incentive Payment Plan. The HMO must furnish a written Bonus and/or Incentive Payments Plan to HHSC to determine whether such payments are allowable administrative expenses in accordance with Appendix L, "Cost Principles for Administrative Expenses, 11. Compensation for Personnel Services, i. Bonuses and Incentive Payments." The written plan must include a description of the plan's criteria for establishing bonus and/or incentive payments, the methodology to calculate bonus and/or incentive payments, and the timing as to when these bonus and/or incentive payments are to be paid. The plan and description must be submitted to HHSC for approval no later than 30 days after the execution of the contract and any

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         contract renewal. If the HMO revises the Bonus and/or Incentive Payment
         Plan, the HMO must submit the revised plan to HHSC for approval prior to implementing the plan.

SECTION 2.51 MODIFICATION OF SECTION 12.2, STATISTICAL REPORTS

     Sections 12.2, Statistical Reports, is amended to be consistent with the STAR contract as follows.

         12.2.1 HMO must electronically file the following monthly reports: (1) encounter; (2) encounter detail; (3) institutional; (4) institutional detail; and (5) claims detail for cost reimbursed services filed, if any, with HMO. Encounter data must include the data elements, follow the format, and use the transmission method specified by HHSC in the Encounter Data Submission Manual. Encounters must be submitted by HMO to HHSC no later than 45 days after the date of adjudication (finalization) of the claims.

         12.2.2 Monthly reports must include current month encounter data and encounter data adjustments to the previous month's data.

         12.2.3 Data quality standards will be developed jointly by HMO and HHSC. Encounter data must meet or exceed data quality standards. Data that does not meet quality standards must be corrected and returned within the period specified by HHSC. Original records must be made available to validate all encounter data.

         12.2.4 HMO cannot submit newborn encounters to HHSC until the State issued Medicaid ID number is received for a newborn. HMO must match the proxy ID number issued by the HMO with the State issued Medicaid ID number prior to submission of encounters to HHSC and submit the encounter in accordance to the HMO Encounter Data Submission Manual. The encounter must include the State issued Medicaid ID number. Exceptions to the 45 day deadline will be granted in cases in which the Medicaid ID number is not available for a newborn Member.

         12.2.5 HMO must require providers to submit claims and encounter data to HMO no later than 95 days after the date services are provided.

         12.2.6 HMO must use the procedure codes, diagnosis codes and other codes contained in the most recent edition of the Texas Medicaid Provider Procedures Manual and as otherwise provided by HHSC. Exceptions or additional codes must be submitted for approval before HMO uses the codes.

         12.2.7 HMO must use its HHSC-specified identification numbers on all encounter data submissions. Please refer to the HHSC Encounter Data Submission Manual for further specifications.

         12.2.8 HMO must validate all encounter data using the encounter data validation methodology prescribed by HHSC prior to submission of encounter data to HHSC.

         12.2.9 All Claims Summary Report. HMO must submit the "All Claims Summary Report" identified in the Texas Managed Care Claims Manual as a contract year-to-date report. The report must be submitted quarterly by the last day of the month following the reporting period. The reports must be submitted to HHSC in a format specified by HHSC.

         12.2.10 Medicaid Disproportionate Share Hospital (DSH) Reports. HMO must file preliminary and final Medicaid Disproportionate Share Hospital (DSH) reports, required by HHSC to identify and reimburse hospitals that qualify for Medicaid DSH funds. The preliminary and final DSH reports must include the data elements and be submitted in the form and format specified by HHSC. The preliminary DSH reports are due on or before June 1 of the year following the state

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         fiscal year for which data is being reported. The final DSH reports are due no later than July 15 of the year following the state fiscal year for which data is being reported.

SECTION 2.52 MODIFICATION OF SECTION 12.8, UTILIZATION MANAGEMENT REPORTS -- BEHAVIORAL HEALTH

     Section 12.8, Utilization Management Reports -- Behavioral Health is modified to reflect STAR contract language as follows:

         Section 12.8 Behavioral health (BH) utilization management reports are required on a semiannual basis. Refer to Appendix H for the standardized reporting format for each report and detailed instructions for obtaining the specific data required in the report.

     Section 12.8.1 is added to reflect STAR contract language as follows:

         12.8.1 In addition, data files are due to HHSC or its designee no later than the fifth working day following the end of each month. See Utilization Data Transfer Encounter Submission Manual for submission instructions. The BH utilization report and data file submission instructions may periodically be updated by HHSC to facilitate clear communication to the health plans.

SECTION 2.53 SECTION 2.53 MODIFICATION OF SECTION 12.9, UTILIZATION MANAGEMENTS REPORTS -- PHYSICAL HEALTH

     Section 12.9, Utilization Management Reports -- Physical Health, is modified to reflect STAR Contract as follows:

         12.9 UTILIZATION MANAGEMENT REPORTS - PHYSICAL HEALTH

         Physical health (PH) utilization management reports are required on a semi-annual basis. Refer to Appendix J for the standardized reporting format for each report and detailed instructions for obtaining specific data required in the report.

         Section 12.91 added to reflect STAR Contract as follows:

         12.9.1 In addition, data files are due to HHSC or its designee no later than the fifth working day following the end of each month. See Utilization Data Transfer Encounter Submission Manual for submission instructions. The PH utilization report and data file submission instructions may periodically be updated by HHSC to facilitate clear communication to the health plan.

SECTION 2.54 MODIFICATION OF SECTION 12.10 UTILIZATION MANAGEMENT REPORTS -- LONG TERM CARE

     Section 12.10, Utilization Management Reports- Long Term Care is replaced with 12.10, Quality Improvement Report to be consistent with the STAR contract.

         12.10 QUALITY IMPROVEMENT REPORTS

         12.10.1 Not applicable to STAR+PLUS

         12.10.2 Not applicable to STAR+PLUS

         12.10.3 Annual QIP Summary Report. An annual QIP summary report must be conducted yearly based on the state fiscal year. The annual QIP summary report must be submitted by March 31 of each year. This report must provide summary information on HMO's QIP system and include the following:

                  1. Executive summary of QIP - include results of all QI reports and interventions.

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                  2.       Activities pertaining to each standard (I through
                           XVI) in Appendix A. Report must list each standard.

                  3. Methodologies for collecting, assessing data and measuring outcomes.

                  4.       Tracking and monitoring quality of care.

                  5.       Role of health professionals in QIP review.

                  6. Methodology for collection data and providing feedback to provider and staff.

                  7.       Outcomes and/or action plan.

         12.10.4 Provider Medical Record Audit and Report. HMO is required to conform to commonly accepted medical record standards such as those used by, NCQA, JCAHO, or those used for credentialing review such as the Texas Environment of Care Assessment Program (TECAP), and have documentation on file at HMO for review by HHSC or its designee during an on-site review.

SECTION 2.55 MODIFICATION OF SECTION 12.11 QUALITY IMPROVEMENT REPORTS

     Section 12.11, Quality Improvement Reports is replaced with 12.11, HUB Reports, to be consistent with the STAR contract.

         12.11 HUB REPORTS

         HMO must submit quarterly reports documenting HMO's HUB program efforts and accomplishments. The report must include a narrative description of HMO's program efforts and a financial report reflecting payments made to HUB. HMO must use the format included in Appendix B for HUB quarterly reports. For HUB Certified Entities: HMO must include the General Service Commission (GSC) Vendor Number and the ethnicity/gender under which a contracting entity is registered with GSC. For HUB Qualified (but not certified) Entities: HMO must include the ethnicity/gender of the major owner(s) (51%) of the entity. Any entities for which HMO cannot provide this information, cannot be included in the HUB report. For both types of entities, an entity will not be included in the HUB report if HMO does not list ethnicity/gender information.

SECTION 2.56 MODIFICATION OF SECTION 12.12, HUB QUARTERLY REPORTS

     Section 12.12, HUB Quarterly Reports, is replaced with Section 11.12, THSteps Reports, to be consistent with STAR contract language.

         12.12 THSTEPS REPORTS

         Minimum reporting requirements. HMO must submit, at a minimum, 80a/o of all THSteps checkups on HCFA 1500 claim forms as part of the encounter file submission to the HHSC Claims Administrator no later then thirty
         (30) days after the date of final adjudication (finalization) of the claims. Failure to comply with these minimum reporting requirements will result in Article 18 sanctions and money damages.

SECTION 2.57 MODIFICATION OF SECTION 11.13 THSTEPS REPORTS

     Section 12.13 THSteps Reports, is deleted.

SECTION 2.58 MODIFICATION OF SECTION 12.14, CBA STATUS REPORT

     Section 11.14, CBA Status Report, is replaced with Section 12.14, Member Hotline Performance Report to be consistent with STAR contract as follows:

         12.14 MEMBER HOTLINE PERFORMANCE REPORT

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         HMO must submit, on a monthly basis, a Member Hotline Performance
         Report that contains all required elements set out in Article 3.7 of this Agreement in a format approved by HHSC. The report is due on the 30th of the month following the end of each month.

SECTION 2.59 MODIFICATION OF SECTION 12.15, SUBMISSION OF STAR+PLUS DELIVERABLES/REPORTS

     Section 12.15, Submission of STAR+PLUS Deliverables/Reports, is being modified to be consistent with STAR contract as follows.

     Section 12.15.2 is renumbered to Section 12.15.1.2

     Section 12.15.3 is renumbered to Section 12.15.2

     Section 12.15.4 is renumbered to Section 12.15.3

     Section 12.15.5 is renumbered to Section 12.15.4

     Section 12.15.6 is renumbered to Section 12.15.5

         12.15.1.2 Electronic Mail Restrictions

         File Size: E-mail file size is limited to 2.5 MB. Files larger than that will need to be compressed (zip file) or split into multiple files for submission.

         Confidentiality: Routine STAR+PLUS deliverables/reports should not contain any member specific data that would be considered confidential.

         12.15.2 FDHC and RHC Deliverables. HMO may submit FQHC and RHC deliverables by uploading the required information to the Claims Administrator's Bulleting Board System (BBS). The uploaded data must contain a unique 8-digit control number. HMO should format the 8-digit control number as follows:

                  -        2 digit plan code identification number;

                  -        Julian date; and then

                  - HMO's 3-digit report number (i.e., HMO's first report will be 001).

         After uploading the data to the BBS, the HMO must notify HHSC via e-mail that I has uploaded the data, and include the name of the file and recipient directory. HMO must also mail signed original report summaries, including the corresponding 8-digit control number, to TDHS within three (3) business days after uploading the data to the BBS.

         12.15.3 Special Submission Needs. In special cases where other submission methods are necessary, HMO must contact the assigned Health Plan Manager for authorization and instructions.

         12.15.4 Deliverables due via Mail. HMO should mail reports and deliverables that must be submitted by mail to the following address:

         General mail:

         Texas Department of Human Services
         STAR+PLUS Contract Manager, MC-W-516
         P.O.Box 149030
         Austin, Texas 78714-9030

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         Overnight Mail:

         Texas Department of Human Services
         STAR+PLUS Contract Manager, MC-W-516
         701 West 71st Street
         Austin, Texas 78751

         12.15.5 Texas Department of Insurance (TDI). The submission of deliverables/reports to TDHS does not relieve the Plan of any reporting requirements/responsibility with TDI. The Plan should continue to report to TDI as they have in the past.

SECTION 2.60 ADDITION TO ARTICLE 12, REPORTING REQUIREMENTS

     Article 12, Reporting Requirements, is amended to add Section 12.16, CBA Status Report to be consistent with the STAR contract as follows.

         Section 12.16 CBA Status Report.

         HMO will provide HHSC with a weekly report on initial CBA assessments. HMO will provide HHSC with a monthly status report on annual CBA reassessments in a format specified by the state.

SECTION 2.61 MODIFICATION TO SECTION 13.2, CAPITATION AMOUNTS

     Section 13.1.2, Capitation Amounts, is modified to reflect the effective capitation rates for FY 2004.

         Section 13.1.2

         The capitation amount by Member risk group has been calculated to be less than the amount payable for providing the same services for an actuarially equivalent population in the regular Medicaid fee-for-service program. The following capitation payments will be effective during the term of this contract amendment The monthly capitation amounts for the Harris County Service Area are as follows:

--------------------------------------------------------------------------------
                                                               FY 2004
                                                         MONTHLY CAPITATION
                                                               AMOUNTS           INITIALS
             MEMBER RISK GROUPS                          9/1/2003-8/31/2004
--------------------------------------------------------------------------------
115 CBA Waiver Clients - Dual Eligible                        $1,504.10          MCO
-----------------------------------------------------------------------------------------
111 CBA Waiver Clients - Medicaid Only                        $3,553.50          HHSC
-----------------------------------------------------------------------------------------
114 Other Community Clients - Dual Eligible                   $  152.12
--------------------------------------------------------------------------------
100 Other Community Clients - Medicaid Only                   $  686.52
--------------------------------------------------------------------------------
119 Nursing Facility Clients - Dual Eligible                  $  152.12
--------------------------------------------------------------------------------
118 Nursing Facility Clients -  Medicaid Only                 $  686.52
--------------------------------------------------------------------------------

SECTION 2.62 MODIFICATION TO SECTION 13.2, EXPERIENCE REBATE TO STATE

     Section 13.2, Experience Rebate to State, is replaced with the following language to be consistent with the STAR contract.

         13.2 For the Contract Period, HMO must pay to HHSC as experience rebate calculated in accordance with the tiered rebate method listed below based on the excess of allowable HMO

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         STAR revenues over allowable HMO STAR expenses as set forth in Appendix
         I, as reviewed and confirmed by HHSC. HHSC reserves the right to have an independent audit performed to verify the information provided by HMO.

-----------------------------------------------------------
GRADUATED REBATE METHOD
-----------------------------------------------------------
NET INCOME BEFORE TAXES
  AS A PERCENTAGE OF
       REVENUES                 HMO SHARE       STATE SHARE
-----------------------------------------------------------
0% - 3%                           100%              0%
-----------------------------------------------------------
Over 3% - 7%                       75%             25%
-----------------------------------------------------------
Over 7% - 10%                      50%             50%
-----------------------------------------------------------
Over 10% - 15%                     25%             75%
-----------------------------------------------------------
Over 15%                            0%            100%
-----------------------------------------------------------

         13.2.2 Not applicable to STAR+PLUS

         13.2.2.1 Not applicable to STAR+PLUS

         13.2.3 Experience rebate will be based on a pre-tax basis. Expenses for value-added services are excluded from the determination of Net Income Before Taxes reported in the Final MCFS Report; however, HMO may subtract from Net Income Before Taxes, expenses incurred for value added services for the experience rebate calculations.

         13.2.4 Population-Based Initiatives (PBIs) and Experience Rebates: HMO may subtract from an experience rebate owed to the State, expenses for population-based health initiatives that have been approved by HHSC. A population-based initiative (PBI) is a project or program designed to improve some aspect of quality of care, quality of life, or health care knowledge for the Medicaid population that may also benefit the community as a whole. Value-added service does not constitute a PBI. Contractually required services and activities do not constitute a PBI.

         13.2.5 There will be two settlements for payment(s) of the experience rebate for SFY 2000-2001, two settlements for payment(s) for the experience rebate for SPY 2002, and two settlements for payment(s) for the experience rebate for SFY 2003. The first settlement for the specified contract period shall equal 100 percent of the experience rebate as derived from Net Income Before Taxes less the value-added services expenses in the first final MCFS Report and shall be paid on the same day the first final MCFS Repot is submitted to HHSC for the specified time period. The second settlement shall be an adjustment to the first settlement and shall be paid to HHSC on the same day that the second final MCFS Report is submitted to HHSC for that specified time period if the adjustment is a payment from HMO to HHSC. If the adjustment is a payment from HHSC to HMO, HHSC shall pay such adjustment to HMO within thirty (30) days of receipt of the second final MCFS Report. HHSC or its agent may audit the MCFS report. If HHSC determines that corrections to the MCFS reports are required, based on an audit of other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within three years from the date that HMO submits the second final MCFS report. HMO must pay the first and second settlements on the due dates for the first and second final MCFS reports respectively as identified in Article 12.1.4. HHSC may adjust the experience rebate if HHSC determines HMO has paid affiliates amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays a non-affiliate(s) or the amount another HMO pays for the same or similar service in the service area. HHSC has final authority in auditing and determining the amount of the experience rebate.

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SECTION 2.63 MODIFICATION TO SECTION 13.3, ADJUSTMENTS TO PREMIUM

     Section 13.3, Adjustments to Premium, is replaced by Section 13.3, Performance Objectives, to be consistent with the STAR contract.

         13.3 PERFORMANCE OBJECTIVES

         13.3.1 Not applicable to STAR+PLUS

         13.3.2 Not applicable to STAR+PLUS

         13.3.3 Not applicable to STAR+PLUS

         13.3.4 Not applicable to STAR+PLUS

         13.3.5 Not applicable to STAR+PLUS

         13.3.6 Not applicable to STAR+PLUS

         13.3.7 Not applicable to STAR+PLUS

         13.3.8 Not applicable to STAR+PLUS

         13.3.9 Not applicable to STAR+PLUS

         13.3.10 Not applicable to STAR+PLUS

         13.3.10.1 Not applicable to STAR+PLUS

SECTION 2.64 MODIFICATION TO SECTION 13.4, CBA REASSESSMENT PACKET

     Section 13.4, CBA Reassessment Packet, is replaced with Section 13.4, Adjustment to Premium, to be consistent with STAR contract language

         13.4 ADJUSTMENTS TO PREMIUM

         13.4.1 HHSC may recoup premiums paid to HMO in error. Error may be either human or machine error on the part of HHSC or an agent or contractor of HHSC. HHSC may recoup premiums paid to HMO if a Member is enrolled into HMO in error, and HMO provided no covered services to Member for the period of time for which premium was paid. If services were provided to Member as a result of the error, recoupment will not be made.

         13.4.2 HHSC may recoup premium paid to HMO if a Member for whom premium is paid moves outside the United States, and HMO has not provided covered services to the Member for the period of time for which premium has been paid. HHSC will not recoup premium if HMO has provided covered services to the Member during the period of time for which premium has been paid.

         13.4.3 HHSC may recoup premium paid to HMO if a Member for whom premium is paid dies before the first day of the month for which premium is paid.

         13.4.4 HHSC may recoup or adjust premium paid to HMO for a Member if the Member's eligibility status or program type is changed, corrected as a result of error, or is retroactively adjusted.

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         13.4.5 Recoupment or adjustment of premium under Articles 13.4.1 through 13.4.4 may be appealed using the HHSC dispute resolution process.

         13.4.6 HHSC may adjust premiums for all Members within an eligibility status or program type if adjustment is required by reductions in appropriations and/or if a benefit or category of benefits is excluded or included as a covered service. Adjustment must be made by amendment as required by Article 15.2. Adjustment to premium under this subsection may not be appealed using the HHSC dispute resolution process.

SECTION 2.65 ADDITION TO ARTICLE 13, PAYMENT PROVISIONS

     Article 13 is amended to add Section 13.5, Newborn and Pregnant Women Payment Provisions.

         13.5 NEWBORN AND PREGNANT WOMEN PAYMENT PROVISIONS

         13.5.1 Not applicable to STAR+PLUS.

         13.5.1.1 Not applicable to STAR+PLUS

         13.5.2 Not applicable to STAR+PLUS

         13.5.3 Not applicable to STAR+PLUS

         13.5.4 Not applicable to STAR+PLUS

         13.5.5 Not applicable to STAR+PLUS

         13.5.6 Not applicable to STAR+PLUS

     Article 13 is amended to add Section 13.6, CBA Reassessment Packet.

         13.6 CBA Reassessment Packet

         13.6.1 HMO must submit a complete CBA reassessment packet, including approved Form 3652-A, Client Assessment, Review, and Evaluation (CARE, for medical necessity, and the Individual Service Plan (ISP) and other required assessment forms, 30 days prior to the annual renewal date to receive the CBA capitation rate. The process to begin the annual CBA assessment may be started as soon as four months prior to the annual renewal date.

SECTION 2.66 MODIFICATION OF SECTION 14.1, ELIGIBILITY DETERMINATION

     Section 14.1, Eligibility Determination, is being modified to be consistent with the STAR contract:

         14.1 ELIGIBILITY DETERMINATION

         14.1.1 HHSC will identify Medicaid recipients who are eligible for participation in the STAR+PLUS program using the eligibility status described below.

         14.1.2 MANDATORY - Individuals in the following categories who reside in any part of the Service Area must enroll in one of the health plans providing services in the Service Areas:

         14.1.2.1 Not Applicable to STAR+PLUS

         14.1.2.2 Not Applicable to STAR+PLUS

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         14.1.2.3 Not Applicable to STAR+PLUS

         14.1.2.4 Not Applicable to STAR+PLUS

         14.1.2.5 Not Applicable to STAR+PLUS

         14.1.2.6 Not Applicable to STAR+PLUS

         14.1.2.7 Not Applicable to STAR+PLUS

         14.1.2.8 Not Applicable to STAR+PLUS

         14.1.2.9 Not Applicable to STAR+PLUS

         14.1.2.10 SUPPLEMENTAL SECURITY INCOME (SSI) RECIPIENTS 21 AND OLDER SSI Eligible clients 21 and older living in the community, except for those individuals listed as "voluntary" or "non-participant."

         14.1.2.11 CLIENTS IN SOCIAL SECURITY (RSDI) EXCLUSIONS PROGRAMS Clients denied SSI because of specified increases (e.g., cost-of-living adjustments, etc.) in Social Security (RSDI or Title II) benefits.

         14.1.2.12 CLIENTS ENTERING TITLE XIX NURSING FACILITIES (NFs) HMO members entering Title XIX NFs who qualify for nursing facility level-of-care, as determined by TDHS after the date of implementation. Eligibility will continue for 120 days after admission, then these members will be disenrolled.

         14.1.2.13 COMMUNITY BASED ALTERNATIVES (CBA) WAIVER Clients who qualify for nursing facility level-of-care, as determined by TDHS, but who elect to receive services in the community.

         14.1.2.14 SPEND DOWN CLIENTS Adult clients in nursing facilities who spend down the Medicaid eligibility (SSr/MAO) in less than twelve (12) months after date of implementation and qualify for nursing facility level-of-care as determined by TDHS.

         14.1.3 VOLUNTARY - The following individuals are not required to enroll in a STAR+PLUS HMO but have the option to enroll in an HMO. HMO will be required to accept enrollment of those Medicaid recipients from this group who elect to enroll in HMO.

         14.1.3.1 Not Applicable to STAR+PLUS

         14.1.3.2 Not Applicable to STAR+PLUS.

         14.1.3.3 SSI ELIGIBLE CHILDREN

         SSI eligible children under age 21 may choose two types of managed care models (HMO or PCCM).

         14.1.4 During the period after which the Medicaid eligibility determination has been made but prior to enrollment in HMO, members will be enrolled under the traditional Medicaid program. All Medicaid-eligible recipients will remain in the fee-for-service Medicaid program until enrolled in or assigned to an HMO.

         14.1.5 NON-PARTICIPANTS - The following individuals are not affected by STAR+PLUS and will not be included in the project:

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                  -        COMMUNITY LIVING ASSISTANCE AND SUPPORT SERVICES
                           (CLASS) WAIVER CLIENTS

                  -        Individuals receiving CLASS waiver services.

                  -        MEDICALLY DEPENDENT CHILDREN'S WAIVER PROGRAM (MDCP)
                           CLIENTS

                  -        Individuals receiving MDCP waiver services.

                  -        HOME AND COMMUNITY SERVICES (HCS and HCS-O) WAIVER
                           CLIENTS

                  -        Individuals receiving HCS services.

                  -        DEAF-BLIND MULTIPLE DISABLED (DBMD) WAIVER CLIENTS

                  -        Individuals receiving DBMD services.

                  - HOSPICE - Individuals who exercise their option to participate in a Hospice program who are not receiving CBA services.

                  - NURSING FACILITIES - Clients who are in a nursing facility prior to enrollment in STAR+PLUS.

                  - ICF/MR - Clients who are currently in an ICF/MR facility.

         14.1.2.8 FEDERAL MANDATE CHILDREN (MAO) - Children aged 6-18 whose families' income is below 100% Federal Poverty Income Limit.

         14.1.2.9 [Deleted]

SECTION 2.67 MODIFICATION OF SECTION 14.3, PLAN CHANGES FROM HMO AND DISENROLLMENT FROM MANAGED CARE

     Section 14.3, Plan Changes from HMO and Disenrollment from Managed Care, is replaced with Section 14.3, Newborn Enrollment to be consistent with STAR contract as follows:

         14.3 NEWBORN ENROLLMENT

         14.3.1 Not Applicable to STAR+PLUS

         14.3.1.1 Not Applicable to STAR+PLUS

         14.3.2 Not Applicable to STAR+PLUS

         14.3.2.1 Not Applicable to STAR+PLUS

         14.3.2.2. Not Applicable to STAR+PLUS

         14.3.2.3 Not Applicable to STAR+PLUS

         14.3.3 Not Applicable to STAR+PLUS

SECTION 2.68 MODIFICATION OF SECTION 14.4, AUTOMATIC RE-ENROLLMENT

     Section 14.4, Automatic Re-enrollment, is replaced by Section 14.4, Disenrollment, to be consistent with the STAR contract.

         14.4 DISENROLLMENT

         14.4.1 HMO has a limited right to request a member be disenrolled from HMO without the member's consent. HHSC must approve any HMO request for disenrollment of a member for cause. Disenrollment of a member maybe permitted under the following circumstances:

         14.4.1.1 Member misuses or loans member's HMO membership card to another person to obtain services.

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         14.4.1.2 Member is disruptive, unruly, threatening or uncooperative to the extent that member's membership seriously impairs HMO's or provider's ability to provide services to member or to obtain new members, and member's behavior is not caused by a physical or behavioral health condition.

         14.4.1.3 Member steadfastly refuses to comply with managed care restrictions (e.g., repeatedly using emergency room in combination with refusing to allow HMO to treat the underlying medical condition).

         14.4.2.1 HMO must take reasonable measures to correct member behavior prior to requesting disenrollment. Reasonable measures may include providing education and counseling regarding the offensive acts or behaviors.

         14.4.3 HMO must notify the member of HMO's decision to disenroll the member if all reasonable measures have failed to remedy the problem.

         14.4.4 If the member disagrees with the decision to disenroll the member from HMO, HMO must notify the member of the availability of the complaint procedure and HHSC's Fair Hearing process.

         14.4.5 HMO cannot request a disenrollment based on adverse change in the member's health status or utilization of services that are medically necessary for treatment of a member's condition.

SECTION 2.69 MODIFICATION OF SECTION 14.5, ENROLLMENT REPORTS

     Section 14.5, Enrollment Reports, is replaced with Section 14.5, Automatic Re-enrollment, to be consistent with the STAR contract.

         14.5 AUTOMATIC RE-ENROLLMENT

         14.5.1 Members who are disenrolled because they are temporarily ineligible for Medicaid will be automatically re-enrolled into the same health plan. Temporary loss of eligibility is defined as a period of 6 months or less.

         14.5.2 HMO must inform its members of the automatic re-enrollment procedure. Automatic re-enrollment must be included in the Member Handbook (see Article 8.2.1).

SECTION 2.70 ADDITION TO ARTICLE 14, ELIGIBILITY, ENROLLMENT, AND DISENROLLMENT

     Article 14, Eligibility, Enrollment, and Disenrollment, is amended by adding Section 14.6, Enrollment Reports.

         14.6 ENROLLMENT REPORTS

         14.6.1 HHSC will provide HMO enrollment reports listing all STAR+PLUS members who have enrolled in or were assigned to HMO during the initial enrollment period.

         14.6.2 HHSC will provide monthly HMO Enrollment Reports to HMO on or before the first of the month.

         14.6.3 HHSC will provide member verification to HMO and network providers through telephone verification or TexMedNet.

SECTION 2.71 ADDITION TO ARTICLE 15, GENERAL PROVISIONS

     Article 15, General Provisions, is modified by adding Section 15.14, Global Drafting Conventions, as follows:

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         15.14 GLOBAL DRAFTING CONVENTIONS.

         15.14.1 The terms "include," "includes," and "including" are terms of inclusion, and where used in the Agreement, are deemed to be followed by the words "without limitation."

         15.14.2 Any references to "Sections," "Exhibits," or "Attachments" are deemed to be references to Sections, Exhibits, or Attachments to the Agreement.

         15.14.3 Any references to agreements, contracts, statutes, or administrative rules or regulations in the Agreement are deemed references to these documents as amended, modified, or supplemented from time to time during the term of the Agreement."

SECTION 2.72 MODIFICATION OF SECTION 16.3, DEFAULT BY HMO

     Section 16.3.4, Failure to Comply with Federal Laws and Regulations, is modified to add Section 16.3.4.7 with the following language:

         16.3.4.7 HMO's failure to comply with requirements related to Members with special health care needs in Section 6.13 of this Contract, pursuant to 42 C.F.R. Section 438.208(c).

         16.3.4.8 HMO's failure to comply with requirement in Sections 7.2.6 and
         7.2.8.7 of this Contract, pursuant to 42 C.FR. 438.102(a).

SECTION 2.73 MODIFICATION TO APPENDIX A, VALUE ADDED SERVICES

         Appendix A, Value Added Services is replaced with Appendix A, Quality Assessment and Performance Improvement Programs and Appendix A-A to remain consistent with the STAR contract.

SECTION 2.74 MODIFICATION OF APPENDIX E, COST PRINCIPLES FOR ADMINISTRATIVE EXPENSES

         Appendix E, Cost Principles for Administrative Expenses is replaced with the attached Appendix E, Transplant Facilities for Texas Medicaid to remain consistent with the STAR contract.

SECTION 2.75 MODIFICATION TO APPENDIX K, PERFORMANCE OBJECTIVES

         Appendix K Not applicable to STAR+PLUS

SECTION 2.76 ADDITION OF APPENDIX L, VALUE ADDED SERVICES

         Appendix L, Value Added Services is added to remain consist with the STAR contract

SECTION 2.77 ADDITION OF APPENDIX M, COST PRINCIPLES FOR ADMINISTRATIVE EXPENSES

         Appendix M, Cost Principles for Administrative Expenses is added to remain consistent with the STAR contract.

SECTION 2.78 ADDITION OF NEW APPENDIX O, STANDARD FOR MEDICAL RECORDS

         New Appendix O is added to the contract with the attached Appendix O.

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             ARTICLE 3. REPRESENTATIONS AND AGREEMENT OF THE PARTIES

     The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

     By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.

     IN WITNESS HEREOF, HHSC AND THE CONTRACTOR HAVE EACH CAUSED THIS AMENDMENT TO BE SIGNED AND DELIVERED BY ITS DULY AUTHORIZED REPRESENTATIVE.

                                             HEALTH & HUMAN SERVICES COMMISSION

     By: /s/ James D. Donovan, Jr.           By: _______________________________
        -------------------------                Albert Hawkins
                                                 Commissioner

     Date: 8/7/2003______________________    Date: ______________________

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